                                                                     EXHIBIT 4.3
                                                   TO THE REGISTRATION STATEMENT
                                                                       (6/21/00)



                   HONDA AUTO RECEIVABLES [_____] OWNER TRUST,
                                   as Issuer,


                        AMERICAN HONDA RECEIVABLES CORP.,
                                   as Seller,


                                       and


                       AMERICAN HONDA FINANCE CORPORATION,
                                   as Servicer


                      -------------------------------------


                          SALE AND SERVICING AGREEMENT

                          Dated as of [_______________]

                      -------------------------------------

                                           TABLE OF CONTENTS

                                                                                                              PAGE
                                              ARTICLE ONE

                                              DEFINITIONS
Section 1.01.     General Definitions............................................................................1
Section 1.02.     Other Definitional Provisions.................................................................21
Section 1.03.     Interpretive Provisions.......................................................................21

                                              ARTICLE TWO

                        CONVEYANCE OF RECEIVABLES; CUSTODY OF RECEIVABLES FILES

Section 2.01.     Conveyance of Receivables.....................................................................21
Section 2.02.     Custody of Receivable Files...................................................................23
Section 2.03.     Acceptance by Owner Trustee...................................................................23
Section 2.04.     Representations and Warranties of Seller as to the Receivables................................24
Section 2.05.     Repurchase of Receivables Upon Breach.........................................................27
Section 2.06.     Duties of Servicer as Custodian...............................................................28
Section 2.07.     Instructions; Authority to Act................................................................28
Section 2.08.     Indemnification by Custodian..................................................................29
Section 2.09.     Effective Period and Termination..............................................................29

                                             ARTICLE THREE

                              ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 3.01.     Duties of Servicer............................................................................29
Section 3.02.     Collection and Allocation of Receivable Payments..............................................30
Section 3.03.     Rebates on Full Prepayments...................................................................31
Section 3.04.     Realization upon Receivables..................................................................31
Section 3.05.     Maintenance of Physical Damage Insurance Policies.............................................31
Section 3.06.     Maintenance of Security Interests in Financed Vehicles........................................31
Section 3.07.     Covenants of Servicer.........................................................................32
Section 3.08.     Purchase of Receivables upon Breach...........................................................32
Section 3.09.     Total Servicing Fee; Payment of Certain Expenses by Servicer..................................32
Section 3.10.     Servicer's Certificate........................................................................33
Section 3.11.     Annual Statement as to Compliance; Notice of Default..........................................33
Section 3.12.     Annual Accountants' Report....................................................................33
Section 3.13.     Access to Certain Documentation and Information Regarding Receivables.........................34
Section 3.14.     Amendments to Schedule of Receivables.........................................................34
Section 3.15.     Reports to Securityholders and Rating Agencies................................................34
Section 3.16.     Appointment of Subservicer....................................................................35

                                          -i-


                                           TABLE OF CONTENTS
                                              (continued)

                                              ARTICLE FOUR

                       DISTRIBUTIONS; RESERVE FUND; STATEMENTS TO SECURITYHOLDERS

Section 4.01.     Establishment of Accounts.....................................................................35
Section 4.02.     Collections...................................................................................36
Section 4.03.     Application of Collections....................................................................38
Section 4.04.     Advances......................................................................................38
Section 4.05.     Additional Deposits...........................................................................39
Section 4.06.     Distributions.................................................................................40
Section 4.07.     Reserve Fund..................................................................................43
Section 4.08.     Yield Supplement Account......................................................................44
Section 4.09.     Net Deposits..................................................................................44
Section 4.10.     Statements To Securityholders.................................................................44

                                              ARTICLE FIVE

                                               THE SELLER

Section 5.01.     Representations of Seller.....................................................................46
Section 5.02.     Liability of Seller; Indemnities..............................................................47
Section 5.03.     Merger, Consolidation or Assumption of the Obligations of Seller; Certain Limitations.........48

Section 5.04.     Limitation on Liability of Seller and Others..................................................50
Section 5.05.     Seller May Own Trust Certificates or Notes....................................................50

                                              ARTICLE SIX

                                              THE SERVICER

Section 6.01.     Representations of Servicer...................................................................50
Section 6.02.     Indemnities of Servicer.......................................................................51
Section 6.03.     Merger, Consolidation or Assumption of the Obligations of Servicer............................52
Section 6.04.     Limitation on Liability of Servicer and Others................................................52
Section 6.05.     AHFC Not to Resign as Servicer................................................................53

                                             ARTICLE SEVEN

                                           SERVICER DEFAULTS

Section 7.01.     Servicer Defaults.............................................................................53
Section 7.02.     Appointment of Successor Servicer.............................................................54
Section 7.03.     Notification of Servicer Termination..........................................................56
Section 7.04.     Repayment of Advances.........................................................................56

                                          -ii-


                                           TABLE OF CONTENTS
                                              (continued)

                                             ARTICLE EIGHT

                                              TERMINATION

Section 8.01.     Optional Purchase of All Receivables..........................................................56
Section 8.02.     Termination of Obligations....................................................................57

                                              ARTICLE NINE

                                             MISCELLANEOUS

Section 9.01.     Amendment.....................................................................................58
Section 9.02.     Protection of Title to Trust..................................................................59
Section 9.03.     Notices.......................................................................................61
Section 9.04.     Assignment....................................................................................61
Section 9.05.     Limitations on Rights of Others...............................................................61
Section 9.06.     Severability..................................................................................61
Section 9.07.     Separate Counterparts.........................................................................62
Section 9.08.     Headings......................................................................................62
Section 9.09.     Governing Law.................................................................................62
Section 9.10.     Nonpetition Covenants.........................................................................62
Section 9.11.     Limitation of Liability of Owner Trustee and Indenture Trustee................................62


SCHEDULE A                 Schedule of Receivables
SCHEDULE B                 Location of Receivables Files

EXHIBIT A                  Form of Distribution Statement to Securityholders
EXHIBIT B                  Form of Servicer's Certificate


     This Sale and Servicing Agreement, dated as of [_______________], is by and among American Honda Receivables Corp., a California corporation ("AHRC" or, in its capacity as the seller, the "Seller"), American Honda Finance Corporation, a California corporation ("AHFC" or, in its capacity as the servicer, the "Servicer"), and the Honda Auto Receivables [_____] Owner Trust, a Delaware business trust, as issuer (the "Issuer").

     WHEREAS the Issuer desires to purchase from the Seller a portfolio of receivables arising in connection with retail installment sale contracts secured by new and used motor vehicles (the "Receivables") generated by AHFC in the ordinary course of its business, which Receivables have been sold by AHFC to AHRC; and

     WHEREAS, AHRC is willing to sell the Receivables to the Issuer; and

     WHEREAS, AHFC is willing to service the Receivables.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

     SECTION 1.01. GENERAL DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     "ACCOUNTS" means the Collection Account, the Note Distribution Account, the Payahead Account, the Yield Supplement Account and the Reserve Fund.

     "ACCOUNT PROPERTY" means, with respect to each Account, such Account, together with all cash, securities, financial assets and investments and other property from time to time deposited or credited to such Account and all proceeds thereof, including, with respect to the (i) Reserve Fund, the Reserve Fund Initial Deposit and (ii) Yield Supplement Account, the Yield Supplement Account Deposit.

     "ACTUAL PAYMENT" means, with respect to a Receivable and a Collection Period, all payments received by the Servicer from or for the account of the related Obligor on such Receivable during such Collection Period (or, in the case of the first Collection Period, all payments received by the Servicer from or for the account of such Obligor since the Cutoff Date through the last day of such Collection Period), net of any Supplemental Servicing Fees attributable to such Receivable. Actual Payments do not include Applied Payments Ahead.

     "ACTUARIAL RECEIVABLE" means any Receivable which provides for the allocation of payments according to the "actuarial" method.

     "ADMINISTRATION AGREEMENT" means the Administration Agreement, dated as of ______________, among the Administrator, the Issuer and the Indenture Trustee.

     "ADMINISTRATOR" means AHFC, or any successor Administrator under the Administration Agreement.

     "ADMINISTRATIVE PURCHASE PAYMENT" means, with respect to a Payment Date and to an Administrative Receivable purchased by the Seller or the Servicer as of the close of business on the last day of the related Collection Period, which Receivable is (i) a Precomputed Receivable, (a) the sum of (1) all Scheduled Payments on such Receivable due after the last day of such Collection Period, (2) an amount equal to any reimbursement of Outstanding Advances made pursuant to the first sentence of Section 4.04(b) of this Agreement with respect to such Receivable (plus all Outstanding Advances made in respect of such Receivable, in the case of an Administrative Purchase Payment made by the Seller) and (3) all past due Scheduled Payments for which an Advance has not been made, minus (b) the sum of (1) all Payments Ahead in respect of such Administrative Receivable held by the Servicer or on deposit in the Payahead Account, (2) any Rebate and (3) any proceeds of the liquidation of such Receivable previously received (to the extent applied to reduce the Principal Balance of such Receivable) or (ii) a Simple Interest Receivable, the sum of (a) the unpaid principal balance owed by the related Obligor in respect of such Receivable and (b) interest on such unpaid principal balance at a rate equal to the Required Rate to the last day of the related Collection Period.

     "ADMINISTRATIVE RECEIVABLE" means a Receivable which the Seller or the Servicer is required to purchase pursuant to Section 2.05 or 3.08 of this Agreement or which the Seller or the Servicer, or any successor to the Servicer, has elected to purchase pursuant to Section 8.01 of this Agreement.

     "ADVANCE" means a Precomputed Advance or a Simple Interest Advance.

     "AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purpose of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AGGREGATE NET LOSSES" means, with respect to a Collection Period, an amount equal to the aggregate Principal Balance of all Receivables that became Defaulted Receivables during such Collection Period minus the sum of
(1) all Net Liquidation Proceeds collected during such Collection Period with respect to all Defaulted Receivables; and (2) all amounts received during such Collection Period in respect of the Receivables liquidated in prior Collection Periods net of any Liquidation Expenses incurred during such Collection Period in connection with the recovery of such amounts.

     "AGREEMENT" means this Sale and Servicing Agreement among the Honda Auto Receivables [________] Owner Trust, as Issuer, AHRC, as Seller, and AHFC, as Servicer, as the same may be amended or supplemented from time to time.

     "AHFC" means American Honda Finance Corporation, a California corporation, and its successors and assigns.

     "AHRC" means American Honda Receivables Corp., a California corporation and its successors and assigns.

     "AMOUNT FINANCED" in respect of a Receivable means the aggregate amount advanced under such Receivable toward the purchase price of the related Financed Vehicle and any related costs, including but not limited to accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of motor vehicle retail installment sale contracts.

     "ANNUAL PERCENTAGE RATE" or "APR" of a Receivable means the annual rate of finance charges stated in such Receivable.

     "APPLIED PAYMENT AHEAD" means, with respect to a Precomputed Receivable and a Collection Period as to which (i) the Actual Payment is less than the Scheduled Payment and (ii) a Deferred Prepayment is on deposit in the Payahead Account or otherwise retained by the Servicer pursuant to Section 4.02(b) of this Agreement, an amount equal to the lesser of (a) such Deferred Prepayment and (b) the amount by which the Scheduled Payment exceeds the Actual Payment.

     "AVAILABLE AMOUNT" means, with respect to any Payment Date, the sum of Available Interest and Available Principal.

     "AVAILABLE INTEREST" means, with respect to any Payment Date, the total of the following amounts allocable to interest received by the Servicer on or in respect of the Receivables during the related Collection Period (computed, in the case of Precomputed Receivables, by the actuarial method and, in the case of Simple Interest Receivables, by the simple interest method): (i) the sum of the interest component of all (a) collections on or in respect of all Receivables other than Defaulted Receivables (including the interest portion of Applied Payments Ahead, but excluding Payments Ahead to be applied in one or more future Collections Periods), (b) Net Liquidation Proceeds, (c) Advances made by the Servicer, (d) Warranty Purchase Payments, (e) Administrative Purchase Payments and (f) the Yield Supplement Withdrawal Amount, if any, for the related Payment Date, less (ii) the sum of all (a) amounts received on or in respect of a particular Receivable (other than a Defaulted Receivable) to the extent of the aggregate Outstanding Interest Advances in respect of such Receivable and (b) Net Liquidation Proceeds with respect to a particular Receivable to the extent of the aggregate Outstanding Interest Advances in respect of such Receivable.

     "AVAILABLE PRINCIPAL" means, with respect to any Payment Date, the total of the following amounts allocable to principal received by the Servicer on or in respect of the Receivables during the related Collection Period (computed, in the case of Precomputed Receivables, by the actuarial method and, in the case of Simple Interest Receivables, by the simple interest method): (i) the sum of the principal component of all (a) collections on or in respect of all Receivables other than Defaulted Receivables (including the principal portion of Applied Payments Ahead but excluding Payments Ahead),
(b) Net Liquidation Proceeds, (c) Advances made by the Servicer, (d) Warranty Purchase Payments and (e) Administrative Purchase Payments, less (ii) an amount equal to all (a) amounts received on or in respect of a particular Receivable (other than a Defaulted Receivable) to the extent of the aggregate

Outstanding Principal Advances in respect of such Receivable and (b) Net Liquidation Proceeds with respect to a particular Receivable to the extent of the aggregate Outstanding Principal Advances in respect of such Receivable.

     "BASIC DOCUMENTS" means this Agreement, the Administration Agreement, the Indenture, the Certificate of Trust, the Purchase Agreement, the Amended and Restated Trust Agreement and the Securities Account Control Agreement, the Note Depository Agreement, and any other documents or certificates delivered in connection therewith as the same may be amended, supplemented or otherwise modified and in effect.

     "BASIC SERVICING FEE" means the fee payable pursuant to [Section 3.09] of this Agreement to the Servicer on each Payment Date for services rendered during the related Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Pool Balance as of the close of business on the last day of the immediately preceding Collection Period or, with respect to the first Payment Date, the Original Pool Balance.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, San Francisco, California or Chicago, Illinois are authorized or obligated by law, executive order or governmental decree to be closed.

     "CERTIFICATE BALANCE" means, on any Payment Date, the Original Certificate Balance less any amounts distributed to the holder of the Trust Certificates pursuant to Section 4.06 of this Agreement (but in no event less than zero).

     "CERTIFICATE DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of the Certificate Interest Distributable Amount and the Certificate Principal Distributable Amount for such Payment Date.

     "CERTIFICATE DISTRIBUTION ACCOUNT" has the meaning assigned in the Trust Agreement.

     "CERTIFICATE FACTOR" means, with respect to any Payment Date, a seven-digit decimal figure obtained by dividing the Certificate Balance as of the close of business on the last day of the related Collection Period by the Original Certificate Balance.

     "CERTIFICATE INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, interest accrued for the related Interest Period at the Certificate Rate on the Certificate Balance on the immediately preceding Payment Date after giving effect to all payments of principal to Certificateholders on or prior to such Payment Date (or, in the case of the first Payment Date, on the Original Certificate Balance).

     "CERTIFICATE POOL FACTOR" means, with respect to the Trust Certificates on any Payment Date, a seven-digit decimal figure equal to the outstanding principal balance of the Trust Certificates on such Payment Date (after giving effect to any reductions thereof to be made on such Payment Date) divided by the Original Certificate Balance.

     "CERTIFICATE PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, (i) the component of the Available Amount attributable to the Principal Distributable Amount less (ii) the sum of (a) the Note Principal Distributable Amount, (b) any amount that has been deposited into the Reserve Fund as described in clause (vi) of Section 4.06(c) and (c) the Certificate Interest Distributable Amount.

     "CERTIFICATE RATE" means [__]% per annum (computed on the basis of a 360 day year consisting of twelve 30-day months).

     "CERTIFICATE REGISTER" means the register maintained by the Certificate Registrar pursuant to the Trust Agreement recording the names of the Certificateholders.

     "CERTIFICATEHOLDERS" has the meaning assigned in the Trust Agreement.

     "CHARGE-OFF RATE" with respect to a Collection Period means the Aggregate Net Losses with respect to the Receivables expressed, on an annualized basis, as a percentage of the average of the (i) Pool Balance on the last day of the Collection Period immediately preceding such Collection Period and (ii) Pool Balance on the last day of such Collection Period.

     "CLASS" means any one of the classes of the Notes.

     "CLASS A-1 FINAL SCHEDULED PAYMENT DATE" means the [__________ ____] Payment Date.

     "CLASS A-1 INITIAL PRINCIPAL BALANCE" means [$ ].

     "CLASS A-1 NOTEHOLDER" means a Person in whose name a Class A-1 Note is registered in the Note Register.

     "CLASS A-2 FINAL SCHEDULED PAYMENT DATE" means the [__________ ____] Payment Date.

     "CLASS A-2 INITIAL PRINCIPAL BALANCE" means [$ ].

     "CLASS A-2 NOTEHOLDER" means a Person in whose name a Class A-2 Note is registered in the Note Register.

     "CLASS A-3 FINAL SCHEDULED PAYMENT DATE" means the [__________ ____] Payment Date.

     "CLASS A-3 INITIAL PRINCIPAL BALANCE" means [$________________].

     "CLASS A-3 NOTEHOLDER" means a Person in whose name a Class A-3 Note is registered in the Note Register.

     "CLASS B FINAL SCHEDULED PAYMENT DATE" means the [__________ __________] Payment Date.

     "CLASS B INITIAL PRINCIPAL BALANCE" means [$_________].

     "CLASS B NOTEHOLDER" means a Person in whose name a Class B Note is registered in the Note Register.

     "CLOSING DATE" means [__________].

     "COLLECTION ACCOUNT" means the account or accounts designated as such, and established and maintained pursuant to Section 4.01 of this Agreement.

     "COLLECTION PERIOD" means, with respect to any Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs.

     "COMMISSION" means the Securities and Exchange Commission, and its successors.

     "CONTROL" shall have the meaning specified in Section 8-106 of the UCC.

     "CORPORATE TRUST OFFICE" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at [_____________________________________]; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Seller, or the principal corporate trust office of any successor Indenture Trustee (of which address such successor Indenture Trustee will notify the Noteholders and the Seller).

     "CURRENT RECEIVABLE" means each Receivable that is not a Defaulted Receivable or a Liquidated Receivable.

     "CUTOFF DATE" means [_______________].

     "CUTOFF DATE POOL BALANCE" means $[________________], the aggregate unpaid principal balance of the Receivables as of the Cutoff Date.

     "DEALER" means the dealer of motor vehicles who sold a Financed Vehicle and who sold a Financed Vehicle and who originated and assigned the Receivable relating to such Financed Vehicle to AHFC under an existing agreement between such dealer and AHFC.

     "DEALER RECOURSE" means, with respect to a Receivable, all recourse rights against the Dealer which originated the Receivable, and any successor to such Dealer.

     "DEFAULTED RECEIVABLE" means a Receivable (other than an Administrative Receivable or a Warranty Receivable as to which a Warranty Purchase Payment or an Administrative Purchase Payment has been made) as to which (i) all or any part of a Scheduled Payment is [120 OR MORE DAYS PAST DUE] and the Servicer has not repossessed the related Financed Vehicle or (ii) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for [90 DAYS,] whichever occurs first.

     "DEFERRED PREPAYMENT" means, with respect to a Receivable and a Collection Period, the aggregate amount, if any, of Payments Ahead remitted to the Servicer in respect of such Receivable during one or more prior Collection Periods and currently held by the Servicer or in the Payahead Account.

     "DELINQUENCY PERCENTAGE" means, with respect to a Collection Period, the percentage equivalent of a fraction, the numerator of which is the number of
(i) outstanding Receivables [61 DAYS] or more delinquent (after taking into account permitted extensions) as of the last day of such Collection Period, determined in accordance with the Servicer's normal practices, plus (ii) all Receivables the related Financed Vehicles of which have been repossessed but have not been liquidated (to the extent the related Receivable is not otherwise reflected in clause (i) above or is not a Defaulted Receivable), and the denominator of which is the aggregate number of Current Receivables on the last day of such Collection Period.

     "DEPOSIT DATE" means, with respect to any Collection Period and Payment Date, the Business Day immediately preceding such Payment Date.

     "DEPOSITOR" means the Seller in its capacity as depositor under the Trust Agreement.

     "DETERMINATION DATE" means, with respect to any Payment Date, the tenth calendar day of the month in which such Payment Date occurs or, if such day is not a Business Day, the immediately succeeding Business Day.

     "DISCOUNT RECEIVABLE" means any Receivable that has an APR which is less than the Required Rate.

     "ELIGIBLE ACCOUNT" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

     "ELIGIBLE INSTITUTION" means (a) the corporate trust department of the Indenture Trustee or the Owner Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of "AA-" or better by Standard & Poor's and "Aa3" or better by Moody's or (B) an account or accounts in which funds will be held therein for 30 days or less which are maintained with a depository institution or trust company, the short-term unsecured debt obligations of which are rated "A-1" or better by Standard & Poor's or if not rated by Standard & Poor's then otherwise approved by Standard & Poor's and rated "P-1" or better by Moody's, or if not rated by Moody's then otherwise approved by Moody's, and (ii) whose deposits are insured by the FDIC. If so qualified, the Indenture Trustee or the Owner Trustee may be considered an Eligible Institution for the purposes of clause
(b) of this definition.

     "ELIGIBLE INVESTMENTS" means, at any time, any one or more of the following obligations and securities:

          (i) obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) general obligations of or obligations guaranteed by FNMA, any state of the United States, the District of Columbia or the Commonwealth of Puerto Rico then rated the highest available credit rating of each Rating Agency for such obligations;

          (iii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof, the District of Columbia or the Commonwealth of Puerto Rico, so long as at the time of such investment or contractual commitment providing for such investment either (A) the long-term unsecured debt of such corporation has the highest available credit rating from each Rating Agency for such obligations or the commercial paper or (B) the Indenture Trustee shall have received a letter from each Rating Agency to the effect that such investment would not result in the qualification, downgrading or withdrawal of the ratings then assigned to any of the Notes;

          (iv) certificates of deposit issued by any depository institution or trust company (including the Trustee) incorporated under the laws of the United States or any state thereof, the District of Columbia or the Commonwealth of Puerto Rico and subject to supervision and examination by banking authorities of one or more of such jurisdictions, provided that the short-term unsecured debt obligations of such depository institution or trust company has the highest available credit rating of each Rating Agency for such obligations;

          (v) certificates of deposit issued by any bank, trust company, savings bank or other savings institution and fully insured by the FDIC (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available rating from each Rating Agency);

          (vi) repurchase obligations held by the Trustee that are acceptable to the Trustee with respect to any security described in clauses (i) or (ii) hereof or any other security issued or guaranteed by any other agency or instrumentality of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in clause (iv) above;

          (vii) money market funds so long as such funds are rated "Aaa" by Moody's (so long as Moody's is a Rating Agency) and "AAAm" by Standard & Poor's (so long as Standard & Poor's is a Rating Agency), including any such fund for which the Indenture Trustee or an Affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, and notwithstanding that (i) such Person charges and collects fees and expenses from such funds for services rendered, (ii) such Person charges and collects fees and expenses for services rendered pursuant to the Trust Agreement, the Indenture or the Securities Account Control Agreement and (iii) services performed for such funds and pursuant to any such agreement may converge at any time. Each of the Seller and the Servicer hereby specifically authorizes the Indenture Trustee, Owner Trustee, Securities Intermediary or an Affiliate thereof to charge and collect all fees and expenses from such funds for services rendered to such funds, in addition to any fees and expenses such Person may charge and collect for services rendered pursuant to any such Agreement; and

          (viii) such other investments acceptable to each Rating Agency in writing as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to any Rated Securities by such Rating Agency;

provided that each of the foregoing investments shall mature no later than the Deposit Date immediately following the date of purchase (other than in the case of the investment of monies in instruments of which the entity at which the related Account or the Certificate Distribution Account, as the case may be, is located is the obligor, which may mature on the related Payment Date), and shall be required to be held to such maturity.

     None of the foregoing will be considered a Eligible Investment if:

     (i) it constitutes a certificated security, bankers' acceptance, commercial paper, negotiable certificate of deposit or other obligation that constitutes "financial assets" within the meaning of
          Section 8-102(a)(9)(c) of the UCC unless a security entitlement with respect to such Eligible Investment has been created, in favor of the Indenture Trustee or Owner Trustee, as appropriate, in accordance with
          Section 8-501(b) of the UCC and the related securities intermediary has agreed not to comply with entitlement orders of any secured party other than the Indenture Trustee, Seller or Owner Trustee, as the case may be; or

     (ii) it constitutes a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, unless, in accordance with applicable law, (A) a book-entry registration thereof is made to an appropriate book-entry account maintained with a Federal Reserve Bank by the Indenture Trustee, Securities Intermediary or Owner Trustee, as appropriate, or by a custodian therefor, (B) a deposit advice or other written confirmation of such book-entry registration is issued to such Person, (C) any such custodian makes entries in its books and records identifying that such book-entry security is held through the Federal Reserve System pursuant to federal book-entry regulations and belongs to such trustee and indicating that such custodian holds such Eligible Investment solely as agent for the Indenture Trustee, Securities Intermediary or Owner Trustee, as appropriate, (D) the Indenture Trustee, Securities Intermediary or Owner Trustee, as appropriate, makes entries in its books and records establishing that it holds such security solely in such capacity, and (E) any additional or alternative procedures as may hereafter become necessary to effect complete transfer of ownership thereof to such trustee are satisfied, consistent with changes in applicable law or regulations or the interpretation thereof.

     Notwithstanding anything to the contrary contained in this definition, no Eligible Investment may be purchased at a premium and no Eligible Investment shall be an "interest only" instrument.

     For purposes of this definition, any reference to the highest available credit rating of an obligation shall mean the highest available credit rating for such obligation (excluding any "+" signs associated with such rating), or such lower credit rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned by such Rating Agency to any of the Securities. Also for purposes of this definition, any reference to a Rating Agency refers only to a Rating Agency that has, at the request of AHFC, rated the Securities.

     "ENTITLEMENT HOLDER" shall have the meaning specified in Section 8-102 of the UCC.

     "ENTITLEMENT ORDER" shall have the meaning specified in Section 8-102 of the UCC.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "EXCESS PAYMENT" means, with respect to a Receivable and a Collection Period, the amount, if any, by which the Actual Payment exceeds the sum of (i) the Scheduled Payment and (ii) any Overdue Payment.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FDIC" means the Federal Deposit Insurance Corporation, and its successors.

     "FNMA" means the Federal National Mortgage Association, and its successors.

     "FINAL SCHEDULED PAYMENT DATE" means, with respect to any Class of Notes, the Final Scheduled Payment Date for such Class of Notes.

     "FINAL SCHEDULED MATURITY DATE" means [__________ ____].

     "FINANCED VEHICLE" means, with respect to any retail installment sale or conditional sale contract, the related new or used Honda or Acura motor vehicle, together with all accessions thereto, securing the related Obligor's indebtedness under such retail installment sale or conditional sale contract.

     "FINANCIAL ASSET" shall have the meaning specified in Section 8-102(a)(9) of the UCC.

     "FITCH" means Fitch IBCA, or its successors.

     "HOLDER" or "SECURITYHOLDER" means the registered holder of any Trust Certificate or Note as evidenced by the Certificate Register or Note Register except that, solely for the purposes of giving certain consents, waivers, requests or demands pursuant to the Trust Agreement or the Indenture, the interest evidenced by any Trust Certificate or Note registered in the name of AHRC or AHFC, or any Person actually known to a Trust Officer of the Owner Trustee or the Indenture Trustee to be controlling, controlled by or under common control with AHRC or AHFC, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request or demand shall have been obtained.

     "INDENTURE" means the Indenture, dated as of [_______________] between the Issuer and the Indenture Trustee.

     "INDENTURE TRUSTEE" means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

     "INDEPENDENT DIRECTOR" means a director of the Seller who is not (i) a director, officer or employee of any Affiliate of the Seller, (ii) a natural person related to any director or officer of any Affiliate of the Seller, (iii) a holder (directly or indirectly) of more than 10% of any voting securities of any Affiliate of the Seller or (iv) a natural person related to a holder (directly or indirectly) of more than 10% of any voting securities of any Affiliate of the Seller.

     "INITIAL NOTE PRINCIPAL BALANCE" means [$________________].

     "INSOLVENCY EVENT" means, with respect to a specified Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     "INSURANCE POLICY" means, with respect to a Receivable, an insurance policy covering physical damage, credit life, credit disability, theft, mechanical breakdown or any similar event relating to the related Financed Vehicle or Obligor.

     "ISSUER" means Honda Auto Receivables [_____] Owner Trust.

     "LETTER OF CREDIT BANK" means any Person who has provided a Servicer Letter of Credit pursuant to Section 4.02(b) of this Agreement.

     "LIEN" means any security interest, lien, charge, pledge, equity or encumbrance of any kind other than tax liens, mechanics' liens and any liens that attach to a Receivable or any property, as the context may require, by operation of law.

     "LIQUIDATED RECEIVABLE" means a Receivable that (i) has been the subject of a Prepayment in full or (ii) has been paid in full or the final amounts in respect of such payment have been paid with respect to a Defaulted Receivable, regardless of whether all or any part of such payment has been made by the Obligor under such Receivable, the Seller pursuant to this Agreement, AHFC pursuant to the Purchase Agreement, the Servicer pursuant hereto, an insurer pursuant to an Insurance Policy or otherwise.

     "LIQUIDATION EXPENSES" means, with respect to a Defaulted Receivable, the amount charged by the Servicer, in accordance with its customary servicing procedures, to or for its account for repossessing, refurbishing and disposing of the related Financed Vehicle and other out-of-pocket costs related to such liquidation.

     "LIQUIDATION PROCEEDS" means, with respect to a Defaulted Receivable, all amounts realized with respect to such Receivable from whatever sources (including, without limitation, proceeds of any Insurance Policy), net of amounts that are required by law or such Receivable to be refunded to the related Obligor.

     "MONTHLY PAYMENT" means, with respect to any Receivable, the amount of each fixed monthly payment payable to the obligee under such Receivable in accordance with the terms thereof, net of any portion of such monthly payment that represents late payment charges, extension fees or collections allocable to payments to be made by Obligors for payment of insurance premiums, extended service contracts or similar items.

     "MOODY'S" means Moody's Investors Service, Inc., or its successor.

     "MOTOR VEHICLE RECEIVABLES" shall have the meaning specified in Section 5.03(b)(ii)(A).

     "NET LIQUIDATION PROCEEDS" means, with respect to a Defaulted Receivable, Liquidation Proceeds less Liquidation Expenses.

     "NONRECOVERABLE ADVANCE" shall have the meaning specified in Section
4.04(b).

     "NOTE" means a Class A-1 Note, a Class A-2 Note, a Class A-3 Note or a Class B Note.

     "NOTE AMOUNT" means, with respect to any Payment Date, the aggregate outstanding principal amount of the Notes after giving effect to payments of principal made on the Notes on such Payment Date.

     "NOTE DEPOSITORY AGREEMENT" has the meaning assigned in the Indenture.

     "NOTE DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of the Note Interest Distributable Amount and the Note Principal Distributable Amount for such Payment Date.

     "NOTE DISTRIBUTION ACCOUNT" means the account designated as such, and established and maintained pursuant to Section 4.01.

     "NOTEHOLDER" means any Holder of a Note.

     "NOTE INTEREST CARRYOVER SHORTFALL" means, with respect to any Payment Date and a Class of Notes, the excess, if any, of the sum of the Note Monthly Interest Distributable Amount for such class for the preceding Payment Date over the amount in respect of interest that is actually paid on the Notes on such preceding Payment Date, plus interest on the Note Interest Carryover Shortfall, to the extent permitted by law, at the respective Interest Rates borne by each Class of Notes for the related Interest Period.

     "NOTE INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of the Note Monthly Interest Distributable Amount for such Payment Date and the Note Interest Carryover Shortfall for such Payment Date. For all purposes of this Agreement and the other Basic Documents, interest with respect to the Class A-2, Class A-3 and Class B Notes and shall be computed on the basis of a 360-day year consisting of twelve 30-day months; and interest with respect to the Class A-1 shall be computed on the basis of the actual number of days in each applicable Interest Period, divided by 360.

     "NOTE MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, interest accrued for the related Interest Period at the related Interest Rate for each Class of Notes on the Outstanding Amount of the Notes of each such Class on the immediately preceding Payment Date (or, in the case of the first Payment Date, the original principal amount of each such Class of Notes), after giving effect to all distributions of principal to the Noteholders of each such Class on or prior to such Payment Date.

     "NOTE POOL FACTOR" means, with respect to each Class of Notes as of any Payment Date, a seven-digit decimal figure equal to the Outstanding Amount of such Class of Notes as of such Payment Date (after giving effect to any reductions thereof to be made on such Payment Date) divided by the original outstanding principal balance of such Class of Notes.

     "NOTE PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any Payment Date, the excess, if any, of the sum of the Note Monthly Principal Distributable Amount and any outstanding Note Principal Carryover Shortfall as of the close of the immediately preceding Payment Date, over the amount in respect of principal that is actually paid as principal of the Notes on such Payment Date.

     "NOTE PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of the Principal Distributable Amount for such Payment Date, any Note Principal Carryover Shortfall as of the close of the immediately preceding Payment Date and, on the Final Scheduled Payment Date for a Class of Notes or the Payment Date as of which all of the Receivables are to be purchased pursuant to Section 8.01, the amount necessary (after giving effect to all amounts allocable to principal required to be deposited in the Note Distribution Account on such Payment Date) to reduce the Outstanding Amount of each related Class of Notes to zero; provided, however, that the Note Principal Distributable Amount with respect to a Class of Notes shall not exceed the Outstanding Amount of such Class of Notes.

     "NOTE REGISTER" means the register maintained by the Indenture Trustee pursuant to an Indenture recording the name of each registered holder of a Note.

     "OBLIGOR" on a Receivable means the purchaser or co-purchasers of the related Financed Vehicle purchased in part or in whole by the execution and delivery of a retail installment contract or any other Person who owes or may be liable for payments under such retail installment sale contract.

     "OFFERED SECURITIES" shall have the meaning specified in Section 5.03(b)(ii) of this Agreement.

     "OFFICERS' CERTIFICATE" means a certificate signed by the President, Vice President-Finance, Treasurer or any Assistant Secretary of the Issuer, the Seller or the Servicer, as the case may be.

     "OPINION OF COUNSEL" means a written opinion of counsel who may, except as otherwise provided herein, be an employee of or outside counsel to the Issuer, the Seller or the Servicer, which counsel shall be acceptable to the Trustee or the Rating Agencies, as the case may be.

     "ORIGINAL CERTIFICATE BALANCE" means $[__________].

     "ORIGINAL POOL BALANCE" means $[__________].

     "OUTSTANDING" shall have the meaning assigned to that term in the Indenture.

     "OUTSTANDING ADVANCES" means, with respect to a Receivable and the last day of a Collection Period, the sum of all Advances made as of or prior to such date, minus all payments or collections as of or prior to such date which are specified in Section 4.04(b) of this Agreement as applied to reimburse all unpaid Advances with respect to such Receivable.

     "OUTSTANDING AMOUNT" means the aggregate principal amount of all Notes, or if indicated by the context, all Notes of any class, Outstanding at the date of the determination.

     "OUTSTANDING INTEREST ADVANCES" means, as of the last day of a Collection Period with respect to a Receivable, the portion of Outstanding Advances allocable to interest.

     "OUTSTANDING PRINCIPAL ADVANCES" means, as of the last day of a Collection Period with respect to a Receivable, the portion of Outstanding Advances allocable to principal.

     "OVERDUE PAYMENT" shall have the meaning specified in Section 4.03(a) of this Agreement.

     "OWNER TRUST ESTATE" shall have the meaning assigned in the Trust
Agreement.

     "OWNER TRUSTEE" means the Person acting as Owner Trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

     "PAYAHEAD ACCOUNT" means the account designated as such and established and maintained pursuant to Section 4.01 of this Agreement.

     "PAYMENT AHEAD" means, with respect to a Precomputed Receivable and a Collection Period, any Excess Payment (not representing prepayment in full of such Precomputed Receivable) which the Servicer, in accordance with its customary servicing practices, will apply towards the payment of Scheduled Payments due in one or more future Collection Periods.

     "PAYMENT DATE" means, with respect to a Collection Period, the fifteenth calendar day of the next succeeding calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing [_______________].

     "PERCENTAGE INTEREST" shall have the meaning assigned in the Trust
Agreement.

     "PERSON" means any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "POOL BALANCE" means, as of any date, the aggregate Principal Balance of the Receivables (exclusive of all Administrative Receivables for which the Servicer has paid the Administrative Purchase Payment, Warranty Receivables for which the Seller has paid the Warranty Purchase Payment and Defaulted Receivables) as of the close of business on such date.

     "PRECOMPUTED ADVANCE" shall have the meaning specified in Section 4.04(a) of this Agreement.

     "PRECOMPUTED RECEIVABLE" means any Actuarial Receivable or Rule of 78s Receivable.

     "PREPAYMENT" means (i) with respect to any Precomputed Receivable, any Excess Payment other than a Payment Ahead or (ii) with respect to any Simple Interest Receivable, any prepayment, whether in part or in full, in respect of such Simple Interest Receivable.

     "PREPAYMENT SURPLUS" means, with respect to any Payment Date on which a Prepayment is to be applied with respect to a Precomputed Receivable, that portion of such Prepayment, net of any Rebate, which is not attributable to principal in accordance with the actuarial method, net of one month's interest at the Weighted Average Interest Rate on the Principal Balance of such Receivable as of the first day of the related Collection Period.

     "PRINCIPAL BALANCE" means, with respect to any Receivable as of any date, the Amount Financed minus the sum of the following amounts: (i) in the case of a Precomputed Receivable, that portion of all Scheduled Payments due on or prior to such date allocable to principal, computed in accordance with the actuarial method, (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments actually received on or prior to such date allocable to principal, computed in accordance with the simple interest method, (iii) any Warranty Purchase Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal and (iv) any Prepayments or other payments applied to reduce the unpaid principal balance of such Receivable.

     "PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of the following amounts (i) in the case of (a) Precomputed Receivables, the principal portion of all Scheduled Payments due during the related Collection Period, computed in accordance with the actuarial method and (b) Simple Interest Receivables, the principal portion of all Scheduled Payments actually received during the related Collection Period, computed in accordance with the simple interest method, (ii) the principal portion of all Prepayments received during such Collection Period (to the extent such amounts are not included in clause (i) above) and (iii) the Principal Balance of each Receivable that became an Administrative Receivable, a Warranty Receivable or a Defaulted Receivable during such Collection Period (to the extent such amounts are not included in clauses (i) or (ii) above).

     "PRINCIPAL PAYMENT AMOUNT" means, with respect to any Payment Date, the lesser of (i) the Note Principal Distributable Amount and (ii) the Available Amount remaining after all Trust

Fees and Expenses have been paid and after Noteholders have been paid the
Note Interest Distributable Amount.

     "PRIORITY PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the Outstanding Amount of the Notes as of the preceding Payment Date (after giving effect to any principal payments made on such preceding Payment Date) or Closing Date, as the case may be, over (b) the Pool Balance as of the close of business on the last day of the related Collection Period; provided, however, that the Priority Principal Distribution Amount shall not exceed the sum of the Outstanding Amount of all the Notes and the Certificate Balance on such Payment Date (prior to giving effect to any principal payments made on such Payment Date); and provided further, that (i) the Priority Principal Distribution Amount on the Class A-1 Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the Outstanding Amount of the Class A-1 Notes to zero; (ii) the Priority Principal Distribution Amount on the Class A-2 Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the Outstanding Amount of the Class A-2 Notes to zero; and (iii) the Priority Principal Distribution Amount on the Class A-3 Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the Outstanding Amount of the Class A-3 Notes to zero.

     "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of [_______________], between AHFC and the Seller, as amended or supplemented from time to time.

     "RATED SECURITIES" means each Class of Securities that has been rated by a Rating Agency at the request of the Seller.

     "RATING AGENCY" means Fitch, Moody's and Standard & Poor's.

     "RATING AGENCY CONDITION" means, with respect to any action, that each Rating Agency shall have been given ten days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Seller, the Servicer and the Trustees in writing that such action will not result in a reduction or withdrawal of the then current rating of the Rated Securities.

     "REBATE" means, with respect to a Precomputed Receivable and any date, the rebate, calculated in accordance with the actuarial method, under such Receivable that is or would be payable to the related Obligor for unearned finance charges or any other charges rebatable to the Obligor if such Obligor were to prepay such Receivable in full on such date.

     "RECEIVABLE" means any retail installment sale contract executed by an Obligor in respect of a Financed Vehicle, and all proceeds thereof and payments thereunder, which Receivable shall be identified in a Schedule of Receivables.

     "RECEIVABLE FILES" means the documents specified in Section 2.02 of this Agreement.

     "RELEASED ADMINISTRATIVE AMOUNT" means, with respect to a Payment Date and to an Administrative Receivable, the Deferred Prepayment, if any, for such Administrative Receivable.

     "RELEASED WARRANTY AMOUNT" means, with respect to a Payment Date and to a Warranty Receivable, the Deferred Prepayment, if any, for such Warranty Receivable.

     "REQUIRED RATE" means the sum of the Weighted Average Interest Rate and the Servicing Fee Rate.

     "REQUIRED DEPOSIT RATING" means the short-term credit rating of the related entity is at least equal to Prime-1 by Moody's, A-1+ by Standard & Poor's and F1 by Fitch.

     "REQUIRED SERVICER RATING" means, with respect to the Servicer, that the then short-term unsecured debt obligations of the Servicer are rated at least equal to Prime-1 by Moody's and A-1 by Standard & Poor's.

     "RESERVE FUND" means the account designated as such, and established and maintained pursuant to Section 4.01 of this Agreement.

     "RESERVE FUND INITIAL DEPOSIT" means the initial deposit of cash in the amount of $[__________] made by the Seller into the Reserve Fund on the Closing Date.

     "RESERVE FUND PROPERTY" means, the Reserve Fund Initial Deposit and all proceeds thereof and all other amounts deposited in or credited to the Reserve Fund from time to time under this Agreement, all Eligible Investments made with amounts on deposit therein, all earnings and distributions thereon and proceeds thereof (other than proceeds constituting net investment earnings attributable to the Reserve Fund Property).

     "RETAIL INSTALLMENT SALE CONTRACT" means a retail installment sale contract and/or a conditional sale agreement.

     "RULE OF 78s RECEIVABLE" means any Receivable which provides for the allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method.

     "SCHEDULE OF RECEIVABLES" means the schedule of Receivables attached as Schedule A to this Agreement, as it may be amended from time to time.

     "SCHEDULED PAYMENT" means, with respect to any Payment Date and to a Receivable, the payment set forth in such Receivable as due from the Obligor in the related Collection Period; provided, however, that in the case of the first Collection Period, the Scheduled Payment shall include all such payments due from the Obligor on or after the Cutoff Date.

     "SCHEDULED SURPLUS" means, with respect to any Payment Date for any Receivable having an APR which exceeds the Required Rate, the product of (i) the interest portion of the related Scheduled Payment (determined in accordance with the actuarial method if such Receivable is a Precomputed Receivable) and (ii) the remainder of (a) one minus (b) a fraction, the numerator of which equals the Required Rate and the denominator of which equals such APR.

     "SECURED OBLIGATIONS" means collectively, the payments to Securityholders pursuant to Section 8.02 of the Indenture and Section 5.02 of the Trust Agreement.

     "SECURITIES" means the Notes and the Trust Certificates.

     "SECURITIES ACCOUNT CONTROL AGREEMENT" means the Securities Account Control Agreement dated [______________], among the Seller, [______________________], as
Securities Intermediary thereunder, and [__________________], as Indenture Trustee, pursuant to which the Reserve Fund will be established and maintained.

     "SECURITY ENTITLEMENT" shall have the meaning specified in Section 8-102(a)(17) of the UCC.

     "SECURITYHOLDERS" means holders of Notes and Trust Certificates.

     "SELLER" means AHRC, in its capacity as seller of the Receivables under this Agreement, and each successor thereto (in the same capacity) pursuant to
Section 5.03 of this Agreement.

     "SERVICER" means AHFC, in its capacity as servicer of the Receivables pursuant to this Agreement, and each successor thereto (in the same capacity) pursuant to Section 6.03 of this Agreement.

     "SERVICER DEFAULT" shall have the meaning specified in Section 7.01.

     "SERVICER LETTER OF CREDIT" means, if the Servicer desires to remit collections on or in respect of the Receivables to the Collection Account on a monthly basis upon satisfaction of the conditions described in Section 4.02(b)(ii) of this Agreement, (i) an irrevocable letter of credit, issued by a Letter of Credit Bank and naming the Indenture Trustee a beneficiary or (ii) a surety bond, insurance policy or deposit of cash or securities satisfactory to the Indenture Trustee, in each case, which is satisfactory to each Rating Agency.

     "SERVICER'S CERTIFICATE" means an Officers' Certificate of the Servicer delivered pursuant to Section 3.10 of this Agreement, substantially in the form of Exhibit B attached hereto.

     "SERVICING FEE RATE" means 1.00% per annum.

     "SIMPLE INTEREST ADVANCE" shall have the meaning specified in Section 4.04(a).

     "SIMPLE INTEREST RECEIVABLE" means any Receivable which provides for the allocation of payments according to the "simple interest" method.

     "SPECIFIED RESERVE FUND BALANCE" means, with respect to any Payment Date $[_____________], except that, if on any Payment Date (i) the average of the Charge-off Rates for the three preceding Collection Periods exceeds [____]% or
(ii) the average of the Delinquency Percentages for the three preceding Collection Periods exceeds [____]%, then the Specified Reserve Fund Balance will be an amount equal to a specified percentage of the Pool Balance as of the last day of the immediately preceding Collection Period. Such percentage shall be determined by deducting from [____]% the following fraction, expressed as a percentage: (a) one minus (b) a fraction, the numerator of which is the outstanding principal amount of the Notes with respect to such Payment Date and the denominator of which is such Pool Balance.

Notwithstanding the foregoing, in no event will the Specified Reserve Fund Balance be more than $[_____________] or more than the outstanding principal amount of the Notes or less than $[_____________]. As of any Payment Date, the amount of funds actually on deposit in the Reserve Fund may, in certain circumstances, be less than the Specific Reserve Fund Balance.

     "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

     "SUCCESSOR SERVICER" means any entity appointed as a successor to the Servicer pursuant to Section 7.02 of this Agreement.

     "SUPPLEMENTAL SERVICING FEE" means any interest earned on investment of the monies on deposit in the Accounts (other than the Yield Supplement Account and the Reserve Fund) during a Collection Period, net of any investment expenses and losses from such investments, plus all late fees, prepayment charges and other administrative fees and expenses or similar charges allowed by applicable law with respect to the Receivables, including, in the case of a Rule of 78s Receivable and that is prepaid in full, the difference between the Principal Balance of a Rule of 78s Receivable, minus the Principal Balance of such Receivable computed according to the actuarial method (plus accrued interest to the date of prepayment), received by the Servicer during such Collection Period.

     "TOTAL SERVICING FEE" means the sum of the Basic Servicing Fee and the Supplemental Servicing Fee.

     "TRUST" means the Issuer.

     "TRUST AGREEMENT" means the Amended and Restated Trust Agreement, dated as of [____________], as amended and restated, dated as of [_______________], among the Depositor and the Delaware Co-Trustee.

     "TRUST CERTIFICATE" has the meaning specified in the Trust Agreement.

     "TRUST FEES AND EXPENSES" means all accrued and unpaid Trustees' fees and other administrative fees of the Trust.

     "TRUSTEE" means either the Owner Trustee or the Indenture Trustee, as the context requires.

     "TRUSTEES" means the Owner Trustee and the Indenture Trustee.

     "TRUST OFFICER" means, in the case of the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

     "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

     "UNITED STATES" means the United States of America.

     "WARRANTY PURCHASE PAYMENT" means, with respect to a Payment Date and to a Warranty Receivable repurchased by the Seller as of the end of the related Collection Period, which Receivable is (i) a Precomputed Receivable, (a) the sum of (1) all Scheduled Payments on such Receivable due after the last day of such Collection Period, (2) all past due Scheduled Payments for which an Advance has not been made, (3) all Outstanding Advances made in respect of such Receivable and (4) an amount equal to any reimbursement of Outstanding Advances made pursuant to the first sentence of Section 4.04(c) with respect to such Receivable minus (b) the sum of (1) all Payments Ahead in respect of such Warranty Receivable held by the Servicer or on deposit in the Payahead Account,
(2) any Rebate and (3) any proceeds of the liquidation of such Receivable previously received (to the extent applied to reduce the Principal Balance of such Receivable) or (ii) a Simple Interest Receivable, the sum of (a) the unpaid principal balance owed by the related Obligor in respect of such Receivable and
(b) interest on such unpaid principal balance at a rate equal to the APR of the related Receivable on the last day of such Collection Period.

     "WARRANTY RECEIVABLE" means a Receivable which the Seller is required to repurchase pursuant to Section 2.05 of this Agreement.

     "WEIGHTED AVERAGE INTEREST RATE" means, with respect to any Collection Period and the related Payment Date, a per annum rate equal to (i) the sum of
(a) the product of the Interest Rate for each outstanding Class of Notes and the aggregate principal amount of such Class of Notes as of the immediately preceding Payment Date (or, in the case of the first Payment Date, the aggregate initial principal amount of the Notes) and (b) the product of the Certificate Rate and the Certificate Balance as of the immediately preceding Payment Date (or, in the case of the first Payment Date, the Original Certificate Balance) divided by (ii) the sum of the aggregate principal amount of the Notes and the Certificate Balance as of the immediately preceding Payment Date (or, in the case of the first Payment Date, the aggregate initial principal amount of the Notes and the Original Certificate Balance), in each case after giving effect to any principal payment made on such preceding Payment Date.

     "YIELD SUPPLEMENT ACCOUNT" means the account designated as such, and established and maintained pursuant to Section 4.01 of this Agreement.

     "YIELD SUPPLEMENT ACCOUNT DEPOSIT" means the initial deposit of cash in the amount of $[__________] made by the Seller into the Yield Supplement Account on the Closing Date.

     "YIELD SUPPLEMENT AGREEMENT" means the Yield Supplement Agreement, dated as of [__________], between the Seller, [_________________], the Owner Trustee and the Indenture Trustee.

     "YIELD SUPPLEMENT AMOUNT" means, with respect to any Collection Period and the related Deposit Date, the aggregate amount by which one month's interest on the Principal Balance as of the first day of such Collection Period of each Discount Receivable (other than a Discount Receivable that is a Defaulted Receivable) at a rate equal to the Required Rate, exceeds one month's interest on such Principal Balance at the APR of each such Receivable.

     "YIELD SUPPLEMENT WITHDRAWAL AMOUNT" means, with respect to any Collection Period and the related Deposit Date, the sum of (i) the Yield Supplement Amount and (ii) after giving effect to the withdrawal of the Yield Supplement Amount, the amount by which the amount on deposit in the Yield Supplement Account exceeds the maximum amount required to be on deposit in the Yield Supplement Account on the immediately succeeding Payment Date.

     SECTION 1.02. OTHER DEFINITIONAL PROVISIONS.

     (a) Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

     (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     SECTION 1.03. INTERPRETIVE PROVISIONS.

     For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as "herein", "hereof" and the like shall refer to this Agreement as a whole and not to any particular part, article or section within this Agreement, (iii) references to a section such as "Section 1.01" and the like shall refer to the applicable section of this Agreement, (iv) the term "include" and all variations thereof shall mean "include without limitation", (v) the term "or" shall include "and/or", and (vi) the term "proceeds" shall have the meaning set forth in the applicable UCC.

                                  ARTICLE TWO

                           CONVEYANCE OF RECEIVABLES;
                          CUSTODY OF RECEIVABLES FILES

     SECTION 2.01. CONVEYANCE OF RECEIVABLES.

     (a) Upon the execution of this Agreement by the parties hereto, the Seller, pursuant to the mutually agreed upon terms contained in this Agreement, shall sell, transfer, assign and otherwise convey to the Owner Trustee on behalf of the Issuer, without recourse (but subject to the Seller's obligations in this Agreement), all of its right, title and interest in and to the Receivables and any proceeds related thereto, including any Dealer Recourse and such other items as shall be specified in this Agreement. Concurrently therewith and in exchange therefor, the Issuer shall deliver to, or to the order of, the Seller the Notes and the Trust Certificates.

     (b) In consideration of the foregoing and other good and valuable consideration to be delivered to the Seller hereunder, on behalf of the Issuer, the Seller does hereby sell, transfer, assign and otherwise convey to the Owner Trustee on behalf of the Issuer, in trust for the benefit of the Certificateholders, without recourse (subject to the Seller's obligations herein):

          (i) all right, title and interest of the Seller in and to the Receivables (including all related Receivable Files) and all monies due thereon or paid thereunder or in respect thereof (including proceeds of the repurchase of Receivables by the Seller pursuant to Section 2.04 or 8.01 of this Agreement or the purchase of Receivables by the Servicer pursuant to
     Section 3.08 or 8.01 of this Agreement) after the Cutoff Date;

          (ii) the interest of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any accessions thereto;

          (iii) the interest of the Seller in any proceeds of any physical damage insurance policies covering the Financed Vehicles and in any proceeds of any credit life or credit disability insurance policies relating to the Receivables or the Obligors;

          (iv) the interest of the Seller to receive payments in respect of any Dealer Recourse with respect to the Receivables;

          (v) the right of the Seller under the Purchase Agreement and the Yield Supplement Agreement;

          (vi) the rights and interests of the Seller under the Purchase Agreement, but not the obligations of the Seller thereunder;

          (vii) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Owner Trustee;

          (viii) all funds on deposit from time to time in the Accounts, including the Yield Supplement Account Deposit and the Certificate Distribution Account;

          (ix) any Servicer Letter of Credit;

          (x) all other assets comprising the Owner Trust Estate; and

          (xi) all proceeds of the foregoing.

     (c) It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables from the Seller to the Issuer and the beneficial interest in and title to the Receivables shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. The Seller agrees to execute and file all filings (including filings under the UCC) necessary in any jurisdiction to provide third parties with notice of the sale of the Receivables pursuant to this Agreement and to perfect such sale under the UCC.

     (d) Although the parties hereto intend that the transfer and assignment contemplated by this Agreement be a sale, in the event such transfer and assignment is deemed to be other than a sale, the parties intend that all filings described in the foregoing paragraph shall give the Owner Trustee on behalf of the Issuer a first priority perfected security interest in, to and under the Receivables, and other property conveyed hereunder and all proceeds of any of the foregoing. This Agreement shall be deemed to be the grant of a security interest from the Seller to the Owner Trustee on behalf of the Issuer, and the Owner Trustee on behalf of the Issuer shall have all the rights, powers and privileges of a secured party under the UCC.

     (e) In connection with the foregoing conveyance, the Servicer shall maintain its computer system so that, from and after the time of sale of the Receivables to the Owner Trustee on behalf of the Issuer under this Agreement, the Servicer's master computer records (including any back-up archives) that refer to any Receivable indicate clearly the interest of the Issuer in such Receivables and that the Receivable is owned by the Issuer and controlled by the Owner Trustee on behalf of the Issuer. Indication of the Issuer's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable has been paid in full, repurchased or assigned pursuant to this Agreement.

     (f) Ownership and control of the Receivables, as between the Issuer, the Owner Trustee and the Indenture Trustee (on behalf of the Noteholders and Certificateholders) shall be governed by the Indenture.

     SECTION 2.02. CUSTODY OF RECEIVABLE FILES. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer accepts such appointment, to act as the agent of the Issuer and the Indenture Trustee as custodian of the following documents or instruments which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer, as of the Closing Date with respect to each Receivable:

     (a) the fully executed original of the Receivable;

     (b) documents evidencing or related to any Insurance Policy;

     (c) the original credit application of each Obligor, fully executed by such Obligor on AHFC's customary form, or on a form approved by AHFC for such application;

     (d) the original certificate of title (or evidence that such certificate of title has been applied for) or such documents that the Servicer shall keep on file, in accordance with its customary procedures, evidencing the security interest in the related Financed Vehicle; and

     (e) any and all other documents that the Seller or the Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to such Receivable or the related Obligor or Financed Vehicle.

     SECTION 2.03. ACCEPTANCE BY OWNER TRUSTEE. The Owner Trustee hereby acknowledges its acceptance, on behalf of the Issuer, pursuant to this Agreement, of all right, title and interest in and to the Receivables conveyed by the Seller pursuant to this Agreement and declares and shall declare from and after the date hereof that the Owner Trustee holds and shall hold such right, title and interest, upon the terms and conditions set forth in this Agreement.

     SECTION 2.04. REPRESENTATIONS AND WARRANTIES OF SELLER AS TO THE RECEIVABLES. The Seller makes the following representations and warranties as to the Receivables on which the Issuer shall rely in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee.

     (a) CHARACTERISTICS OF RECEIVABLES. Each Receivable (i) shall have been originated in the United States by a Dealer for the retail sale of the related Financed Vehicle in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall have been purchased by AHFC from such Dealer under an existing agreement with AHFC, shall have been validly assigned by such Dealer to AHFC in accordance with the terms of such agreement and shall have been subsequently sold by AHFC to the Seller pursuant to the Purchase Agreement, (ii) shall have created or shall create a valid, subsisting and enforceable first priority security interest in favor of AHFC in the related Financed Vehicle, which security interest has been assigned by AHFC to the Seller and shall be assignable, and shall be so assigned, by the Seller to the Owner Trustee, (iii) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security,
(iv) shall, except as otherwise provided in this Agreement, provide for level Monthly Payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed over its original term and shall provide for a finance charge or shall yield interest at its APR in either case calculated based on the Rule of 78s, the single interest method or the actuarial method,
(v) shall provide for, in the event that such Receivable is prepaid, a prepayment that fully pays the Principal Balance and includes accrued but unpaid interest at least through the date of prepayment in an amount calculated by using an interest rate at least equal to its APR, (vi) shall have an Obligor that is not a federal, state or local governmental entity and (vii) is a retail installment contract.

     (b) SCHEDULE OF RECEIVABLES. The information set forth in the Schedule of Receivables shall be true and correct in all material respects as of the opening of business on the Cutoff Date, and no selection procedures believed to be adverse to the Securityholders were utilized in selecting the Receivables from those motor vehicle receivables of AHFC which met the selection criteria set forth in this Agreement.

     (c) COMPLIANCE WITH LAW. Each Receivable and each sale of the related Financed Vehicle shall have complied at the time it was originated or made, and shall comply at the time of execution of this Agreement, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B, M and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit, equal credit opportunity and disclosure laws.

     (d) BINDING OBLIGATION. Each Receivable shall constitute the genuine, legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

     (e) NO BANKRUPT OBLIGORS. To the best knowledge of the Seller, no Obligor is the subject of a bankruptcy proceeding.

     (f) SECURITY INTEREST IN FINANCED VEHICLES. Immediately prior to the sale, assignment and transfer thereof, each Receivable shall be secured by a validly perfected first priority security interest in the related Financed Vehicle in favor of AHFC as secured party or all necessary and appropriate action with respect to such Receivable shall have been taken to perfect a first priority security interest in such Financed Vehicle in favor of AHFC as secured party.

     (g) RECEIVABLES IN FORCE. No Receivable shall have been satisfied, subordinated or rescinded, nor shall any Financed Vehicle have been released in whole or in part from the lien granted by the related Receivable.

     (h) NO WAIVERS. No provision of a Receivable shall have been waived in such a manner that such Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

     (i) NO AMENDMENTS. No Receivable shall have been amended or modified in such a manner that the total number of Scheduled Payments has been increased or that the related Amount Financed has been increased or that such Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

     (j) NO DEFENSES. No facts shall be known to the Seller which would give rise to any right of rescission, setoff, counterclaim or defense, nor shall the same have been asserted or threatened, with respect to any Receivable.

     (k) NO LIENS. To the knowledge of the Seller, no liens or claims shall have been filed as of the date of this Agreement, including liens for work, labor or materials relating to a Financed Vehicle, that shall be liens prior to, or equal or coordinate with, the security interest in such Financed Vehicle granted by the related Receivable, which liens shall not have been released or satisfied as of the Closing Date.

     (l) NO DEFAULTS; NO REPOSSESSION. Except for payment defaults that, as of the Cutoff Date, have been continuing for a period of not more than 30 days, no default, breach, violation or event permitting acceleration under the terms of any Receivable shall have occurred as of the Cutoff Date and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable shall have arisen; the Seller shall not have waived any of the foregoing except as otherwise permitted hereunder; and no Financed Vehicle has been repossessed without reinstatement as of the Cutoff Date.

     (m) INSURANCE. Pursuant to the Receivables, each Obligor has been required to obtain physical damage insurance covering the related Financed Vehicle and the Obligor is required under the terms of the related Receivable to maintain such insurance. The terms of each Receivable allow, but do not require AHFC to (and AHFC, in accordance with its current normal servicing procedures, does not) obtain any such coverage on behalf of the Obligor.

     (n) TITLE. It is the intention of the Seller that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Receivables from the Seller to the Issuer and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer, and no provision of a Receivable shall have been waived, except as provided in clause (h) above; immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens and rights of others; immediately upon the transfer and assignment thereof, the Issuer shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others; and the transfer and assignment herein contemplated has been perfected under the UCC. Each Receivable File contains the original certificate of title (or a photocopy or image thereof) or evidence that an application for a certificate of title has been filed.

     (o) LAWFUL ASSIGNMENT. No Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement or pursuant to a transfer of the Securities shall be unlawful, void or voidable.

     (p) ALL FILINGS MADE. As of the Closing Date, all filings (including UCC filings) necessary in any jurisdiction to provide third parties with notice of the transfer and assignment herein contemplated, to perfect the sale of Receivables from the seller to the Owner Trustee and a first priority perfected security interest in the Receivables, shall have been made.

     (q) ONE ORIGINAL. There shall be only one original executed copy of each Receivable.

     (r) CHATTEL PAPER. Each Receivable constitutes "chattel paper" as defined in the UCC.

     (s) MATURITY OF RECEIVABLES. Each Receivable shall have an original maturity of not less than [__] months nor greater than [__] months and, as of the Cutoff Date, a remaining maturity of not less than [__] months nor greater than [__] months.

     (t) FINANCE CHARGE. Each Receivable provides for the payment of a finance charge calculated on the basis of an APR ranging from [____]% to [_____]%.

     (u) PRINCIPAL BALANCE. Each Receivable had an original principal balance of not less than $[________] nor more than $[________] and an average unpaid principal balance, as of the Cutoff Date, of $[____________].

     (v) ORIGINATION. Each Receivable was originated on or before ____________.

     (w) NO OVERDUE PAYMENTS. No Receivable shall have a Scheduled Payment that is more than 30 days past due as of the Cutoff Date.

     (x) LOCATION OF RECEIVABLE FILES. Each Receivable File shall be kept at one of the locations listed in Schedule B hereto or at such other office as shall be specified by the Owner Trustee and the Indenture Trustee, as provided in Section ___.

     (y) FINANCED VEHICLES. Each Financed Vehicle shall be a new or used Honda or Acura motor vehicle.

     (z) ADDRESSES OF OBLIGORS. The Obligor under each Receivable had a current billing address in the United States as of the Cutoff Date.

     SECTION 2.05. REPURCHASE OF RECEIVABLES UPON BREACH. Upon discovery by the Seller, the Servicer, the Owner Trustee or the Indenture Trustee of a breach of any of the representations and warranties of the Seller set forth in Section
2.04 that materially and adversely affects the interests of the Issuer in any Receivable, the party discovering such breach shall give prompt written notice to the others. As of the last day of the second Collection Period following the Collection Period in which it discovers or receives notice of such breach (or, at the Seller's election, the last day of the first Collection Period following the Collection Period in which it discovers or receives notice of such breach), the Seller shall, unless such breach shall have been cured in all material respects, repurchase such Receivable, and, if necessary, the Seller shall enforce the obligation of AHFC under the Purchase Agreement to repurchase such Receivable from the Seller. Notwithstanding the foregoing, the obligation of the Seller to repurchase a Receivable shall not be conditioned on the performance by AHFC to repurchase such Receivable from the Seller pursuant to the Purchase Agreement. This repurchase obligation shall apply to all representations and warranties of the Seller contained in Section 2.04 whether or not the Seller has knowledge of the breach at the time of the breach or at the time the representations and warranties were made. In consideration of the repurchase of any such Receivable, on the Business Day immediately preceding the related Payment Date, the Seller shall remit the Warranty Purchase Payment in respect of such Receivable to the Collection Account in the manner specified in Section
4.05 and shall be entitled to receive the Released Warranty Amount. In the event that, as of the date of execution and delivery of this Agreement, any Liens or claims shall have been filed, including Liens for work, labor or materials relating to a Financed Vehicle, that shall be prior to, or equal or coordinate with, the lien granted by the related Receivable, which Liens or claims shall not have been satisfied or otherwise released in full as of the Closing Date, and such breach materially and adversely affects the interests of the Issuer in such Receivable, the Seller shall repurchase such Receivable on the terms and in the manner specified above. Upon any such repurchase, the Issuer shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Seller, all right, title and interest of the Issuer in, to and under such repurchased Receivable, all monies due or to become due with respect thereto and all proceeds thereof. The Issuer and the Trustees shall execute such documents and instruments of transfer and assignment and take such other actions as shall be reasonably requested by the Seller to effect the conveyance of such Receivable pursuant to this Section. The sole remedy of the Issuer, the Trustees and the Securityholders with respect to a breach of the Seller's representations and warranties pursuant to Section 2.04 or with respect to the existence of any such Liens or claims shall be to require the Seller to repurchase the related Receivable pursuant to this Section and to enforce AHFC's obligation to repurchase such Receivables from the Seller pursuant to the Purchase Agreement. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this section or the eligibility of any Receivables for purposes of this Agreement.

     SECTION 2.06. DUTIES OF SERVICER AS CUSTODIAN.

     (a) SAFEKEEPING. The Servicer, in its capacity as custodian, shall hold the Receivable Files for the benefit of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that it exercises with respect to the receivable files of comparable motor vehicle receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic examinations of the files of all receivables owned or serviced by it which shall include the Receivable Files held by it under this Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review of the Receivable Files by the Issuer, the Owner Trustee or the Indenture Trustee.

     (b) MAINTENANCE OF AND ACCESS TO RECORDS. The Servicer shall maintain each Receivable File solely in its capacity as Servicer at one of its offices specified in Schedule B hereto or at such other office as shall be specified to the Issuer and the Indenture Trustee by 90 days' prior written notice. The Servicer shall make available to the Issuer and the Indenture Trustee or its duly authorized representatives, attorneys or auditors the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times as the Issuer and the Indenture Trustee shall reasonably instruct with reasonable advance notice.

     (c) RELEASE OF DOCUMENTS. Upon instruction from the Indenture Trustee, the Servicer shall release any document in the Receivable Files to the Indenture Trustee or its agent or designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable. The Servicer shall not be responsible for any loss occasioned by the failure of the Indenture Trustee to return any document or any delay in doing so.

     SECTION 2.07. INSTRUCTIONS; AUTHORITY TO ACT. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee or the Owner Trustee. A certified copy of a bylaw or of a resolution of the board of directors of the Indenture Trustee or the Owner Trustee, as the case may be, shall constitute conclusive evidence of the authority of any such Trust Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Indenture Trustee or the Owner Trustee, as the case may be.

     SECTION 2.08. INDEMNIFICATION BY CUSTODIAN. The Servicer, as custodian of the Receivable Files, shall fully indemnify and hold harmless the Issuer and the Trustees for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred or asserted against the Issuer and the Trustees as the result of any improper act or omission in any way relating to the maintenance and custody of the Receivable Files by the Servicer, as custodian; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee or the Indenture Trustee.

     SECTION 2.09. EFFECTIVE PERIOD AND TERMINATION. The Servicer's appointment as custodian of the Receivable Files shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If AHFC shall resign as Servicer pursuant to Section 6.05 or if all of the rights and obligations of any Servicer have been terminated pursuant to Section 7.02, the appointment of AHFC (as servicer) as custodian shall be terminated without further action by the Indenture Trustee, the Owner Trustee or by the Holders of Notes. The Indenture Trustee or, with the consent of the Indenture Trustee, the Owner Trustee may terminate the Servicer's appointment as custodian of the Receivable Files with cause at any time immediately upon written notification to the Servicer and, without cause, upon 30 days' prior written notification by the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or its agent at such place or places as the Indenture Trustee may reasonably designate. Notwithstanding the termination of the Servicer as custodian of the Receivable Files, the Indenture Trustee agrees that upon any such termination, the Indenture Trustee shall provide, or cause its agent to provide, access to the Receivable Files to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables pursuant to this Agreement.

                                 ARTICLE THREE

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

     SECTION 3.01. DUTIES OF SERVICER. The Servicer, for the benefit of the Issuer and the Securityholders (to the extent provided herein), shall manage, service, administer and make collections on the Receivables (other than Administrative Receivables and Warranty Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Receivables, investigating delinquencies, sending payment information to Obligors, reporting tax information to Obligors in accordance with its customary practices, policing the collateral, accounting for collections and furnishing monthly and annual statements to the Trustees with respect to payments and distributions, generating federal income tax information, making Advances and performing the other duties specified herein. The Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.


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

     Without limiting the generality of the foregoing, the Servicer shall be authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Trustees, the Securityholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables and the Financed Vehicles. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, a legal proceeding to enforce a Defaulted Receivable or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Receivable, including a Defaulted Receivable. If the Servicer commences or participates in such a legal proceeding in its own name, the Issuer shall thereupon be deemed to have automatically assigned, solely for the purpose of collection on behalf of the party retaining an interest in such Receivable, such Receivable and the other property conveyed to the Issuer pursuant to Section
2.01 with respect to such Receivable to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the grounds that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer's expense and written direction, take steps to enforce such Receivable, including bring suit in its name or the name of the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders. The Owner Trustee shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     SECTION 3.02. COLLECTION AND ALLOCATION OF RECEIVABLE PAYMENTS. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer shall be authorized to grant extensions, rebates or adjustments on a Receivable without the prior consent of the Owner Trustee, the Indenture Trustee or any Securityholder. If, as a result of the extending of payments in accordance with the customary servicing standards of the Servicer, any Receivable will be outstanding later than the Final Scheduled Payment Date occurs, the Servicer shall be obligated to repurchase such Receivable pursuant to Section 3.08 or make Advances on each subsequent Payment Date in amounts equal to the amount of any reduction to the related Scheduled Payments to be paid by the related Obligors during the subsequent Collection Periods. In addition, in the event that any such rescheduling or extension of a Receivable modifies the terms of such Receivable in such a manner as to constitute a cancellation of such Receivable and the creation of a new motor vehicle receivable, the Servicer shall purchase such Receivable pursuant to Section 3.08, and the receivable created shall not be included as an asset of the Issuer. Notwithstanding the foregoing, extensions or modifications of the payment schedule of a Receivable can be made only in accordance with the customary servicing procedures of the Servicer, provided that the amount of any extension fee charged in connection with the extension of a Receivable is deposited into the Collection Account by the Servicer in accordance with Section 4.05(a). The Servicer may, in accordance with its customary servicing procedures, waive any prepayment charge, late payment


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

charge or any other fees that may be collected in the ordinary course of servicing the Receivables.

     SECTION 3.03. REBATES ON FULL PREPAYMENTS. In the event that the amount of a full Prepayment by an Obligor under a Precomputed Receivable, after adjustment for the applicable Rebate, is less than the amount that would be payable under the actuarial method if a full Prepayment were made at the end of the billing month under such Precomputed Receivable, either because the Rebate calculated under the terms of such Precomputed Receivable is greater than the amount calculable under the actuarial method or because the Servicer's customary servicing procedure is to credit a greater Rebate, the Servicer, as part of its servicing duties, shall remit such difference to the Issuer by deposit into the Collection Account pursuant to Section 4.05(a).

     SECTION 3.04. REALIZATION UPON RECEIVABLES. On behalf of the Issuer, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise comparably convert the ownership of any Financed Vehicle that it has reasonably determined should be repossessed or otherwise converted following a default under the Receivable secured by the Financed Vehicle (and shall specify such Receivables to the Trustees no later than the Determination Date following the end of the Collection Period in which the Servicer shall have made such determination). The Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be customary and usual in its servicing of motor vehicle receivables, which practices and procedures may include reasonable efforts to realize upon any Dealer Recourse, selling the related Financed Vehicle at public or private sale and other actions by the Servicer in order to realize upon such a Receivable. The Servicer shall be entitled to recover its reasonable Liquidation Expenses with respect to each Defaulted Receivable. All Net Liquidation Proceeds realized in connection with any such action with respect to a Receivable shall be deposited by the Servicer in the Collection Account in the manner specified in
Section 4.02(a). The foregoing is subject to the proviso that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the Liquidation Proceeds of the related Receivable by an amount greater than the amount of such expenses.

     SECTION 3.05. MAINTENANCE OF PHYSICAL DAMAGE INSURANCE POLICIES. The Servicer shall, in accordance with its customary servicing procedures and underwriting standards, require that each Obligor shall have obtained physical damage insurance covering each Financed Vehicle as of the origination of the related Receivable.

     SECTION 3.06. MAINTENANCE OF SECURITY INTERESTS IN FINANCED VEHICLES. The Servicer shall, in accordance with its customary servicing procedures and at its own expense, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to reperfect such security interest on behalf of the Issuer in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Vehicle's certificate of title, to grant to the Issuer a first priority perfected security interest in the related Financed Vehicle, the Servicer hereby agrees to serve as the agent of the Issuer for the purpose of


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

perfecting the security interest of the Issuer in such Financed Vehicle and agrees that the Servicer's listing as the secured party on the certificate of title is solely in its capacity as agent of the Issuer.

     SECTION 3.07. COVENANTS OF SERVICER. The Servicer makes the following covenants to the Issuer on which the Issuer has relied in purchasing the Receivables and issuing the Trust Certificates, and on which the Indenture Trustee will rely in undertaking the trusts set forth in the Indenture and issuing the Notes:

     (a) LIENS IN FORCE. Except as otherwise contemplated by this Agreement, the Servicer shall not release in whole or in part any Financed Vehicle from the security interest securing the related Receivable.

     (b) NO IMPAIRMENT. The Servicer shall do nothing to impair the rights of the Issuer in the Receivables.

     (c) NO AMENDMENTS. Subject to Section 3.02, the Servicer shall not amend or otherwise modify any Receivable such that the total number of Scheduled Payments is extended beyond the Final Scheduled Payment Date, or either the Amount Financed or the APR is altered.

     SECTION 3.08. PURCHASE OF RECEIVABLES UPON BREACH. Upon discovery by the Seller, the Servicer, the Owner Trustee or the Indenture Trustee of a breach of any of the covenants of the Servicer set forth in Section 3.07 that materially and adversely affects the interests of the Issuer, the Trustees or the Securityholders in any Receivable, or if an improper extension, rescheduling or modification of a Receivable is made by the Servicer as described in Section 3.02, the party discovering such breach shall give prompt written notice to the others. As of the last day of the second Collection Period following the Collection Period in which it discovers or receives notice of such breach (or, at the Servicer's election, the last day of the first Collection Period following the Collection Period in which it discovers or receives notice of such breach), the Servicer shall, unless such breach or impropriety shall have been cured in all material respects, purchase from the Issuer such Receivable. In consideration of the purchase of any such Receivable, on the related Deposit Date the Servicer shall remit the Administrative Purchase Payment to the Collection Account in the manner specified in Section 4.05, and shall be entitled to receive the Released Administrative Amount. Upon such deposit of the Administrative Purchase Payment, the Servicer shall for all purposes of this Agreement be deemed to have released all claims for reimbursement of Outstanding Advances made in respect of such Receivable. The sole remedy of the Issuer, the Trustees or the Securityholders against the Servicer with respect to a breach pursuant to Section 3.02 or 3.07 shall be to require the Servicer to purchase the related Receivables pursuant to this Section, except as otherwise provided in Section 6.02. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

     SECTION 3.09. TOTAL SERVICING FEE; PAYMENT OF CERTAIN EXPENSES BY SERVICER. As compensation for the performance of its obligations hereunder, the Servicer shall be entitled to receive on each Payment Date the Total Servicing Fee. The Basic Servicing Fee in respect of a Collection Period shall be calculated based on a 360 day year comprised of twelve 30 day


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

months. Except to the extent otherwise provided herein, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including fees and disbursements of the Trustees and independent accountants, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Securityholders and all other fees and expenses not expressly stated under this Agreement to be for the account of the Securityholders).

     SECTION 3.10. SERVICER'S CERTIFICATE. On or before each Determination Date, the Servicer shall deliver to the Trustees and each Rating Agency a Servicer's Certificate containing all information necessary to make the distributions required by Sections 4.06 and 4.07 in respect of the related Collection Period and all information necessary for the Trustees to send statements to Securityholders pursuant to Section 4.10. The Servicer shall also specify to the Trustees, no later than the Determination Date following the last day of a Collection Period as of which the Seller shall be required to repurchase or the Servicer shall be required to purchase a Receivable, the identity of any such Receivable which the Servicer shall have determined to be a Defaulted Receivable during such Collection Period. Receivables purchased or to be purchased by the Servicer or the Seller and Receivables as to which the Servicer has determined during such Collection Period to be Defaulted Receivables and with respect to which payment of the Administrative Purchase Payment or Warranty Purchase Payment has been provided from whatever source as of last day of such Collection Period shall be identified by the Seller's account number with respect to such Receivable (as specified in the Schedule of Receivables).

     SECTION 3.11. ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT.

     (a) The Servicer shall deliver to the Trustees and each Rating Agency, on or before June 30 of each year, beginning [_______________], an Officer's Certificate of the Servicer, stating that (i) a review of the activities of the Servicer during the preceding 12-month period ended March 31 (or, if applicable, such shorter period in the case of the first such Officer's Certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     (b) The Servicer shall deliver to the Trustees and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, an Officer's Certificate specifying the nature and status of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default.

     SECTION 3.12. ANNUAL ACCOUNTANTS' REPORT. The Servicer shall cause a firm of independent accountants (who may also render other services to the Servicer or to the Seller) to deliver to the Trustees and each Rating Agency on or before June 30 of each year, beginning with the June 30 that is at least six months after the Closing Date, a report with respect to the preceding 12-month period ended March 31 (or, if applicable, such shorter period in the case of the first such report) to the effect that such accountants have examined certain records and documents relating to the servicing of the Receivables under this Agreement (using procedures specified in such report, which procedures shall be substantially in compliance with generally


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

accepted auditing standards) and that nothing has come to their attention indicating that such servicing has not been conducted in compliance with the customary servicing procedures of the Servicer, including but not limited to the procedures set forth in this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report. Such report shall also indicate that the firm is independent with respect to the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     SECTION 3.13. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES. The Servicer shall provide to the Trustees reasonable access to the documentation regarding the Receivables. The Servicer shall provide such access to any Securityholder only in such cases where a Securityholder is required by applicable statutes or regulations to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours at the respective offices of the Servicer. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

     SECTION 3.14. AMENDMENTS TO SCHEDULE OF RECEIVABLES. If the Servicer, during a Collection Period, assigns to a Receivable an account number that differs from the original account number identifying such Receivable on the Schedule of Receivables, the Servicer shall deliver to the Seller and the Trustees on or before the Payment Date relating to such Collection Period an amendment to the Schedule of Receivables reporting the newly assigned account number, together with the old account number of each such Receivable. The first such delivery of amendments to the Schedule of Receivables shall include monthly amendments reporting account numbers appearing on the Schedule of Receivables with the new account numbers assigned to such Receivables during any prior Collection Period.

     SECTION 3.15. REPORTS TO SECURITYHOLDERS AND RATING AGENCIES.

     (a) At the expense of the Issuer, the Indenture Trustee shall provide to any Note Owner and the Owner Trustee shall provide to any Certificateholder who so requests in writing a copy of (i) any Servicer's Certificate, (ii) any annual statement as to compliance described in Section 3.11(a), (iii) any annual accountants' report described in Section 3.12, (iv) any statement to Securityholder pursuant to Section 4.10, (v) the Trust Agreement, (vi) the Indenture or (vii) this Agreement (without Exhibits). The Indenture Trustee or the Owner Trustee, as applicable, may require such Securityholder or Note Owner to pay a reasonable sum to cover the cost of the Trustee's complying with such request.

     (b) The Servicer shall forward to each Rating Agency a copy of each (i) Servicer's Certificate, (ii) annual statement as to compliance described in
Section 3.11(a), (iii) Officer's Certificate of the Servicer described in
Section 3.11(b), (iv) annual accountants' report pursuant to Section 3.12, (v) statement to Securityholders pursuant to Section 4.10 and (vi) other report it may receive pursuant to this Agreement, the Trust Agreement or the Indenture.


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

     SECTION 3.16. APPOINTMENT OF SUBSERVICER. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder if each Rating Agency has received reasonable advance notice of the Servicer's intention to do so and has not notified the Servicer that such an appointment would or might result in the qualification, reduction or withdrawal of a rating then assigned by such Rating Agency to any Class of Notes; provided, however, that the Servicer shall remain obligated and be liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor.

                                  ARTICLE FOUR

                          DISTRIBUTIONS; RESERVE FUND;
                          STATEMENTS TO SECURITYHOLDERS

     SECTION 4.01. ESTABLISHMENT OF ACCOUNTS.

     (a) The Servicer shall establish and maintain an Eligible Account with and in the name of the Indenture Trustee for the benefit of (i) the Securityholders (the "Collection Account"), (ii) the Noteholders (the "Note Distribution Account"), (iii) the Noteholders (the "Reserve Fund"), (iv) the Securityholders (the "Yield Supplement Account") and (v) the Securityholders (the "Payahead Account"), in each case, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the related Securityholders. Except as otherwise provided in this Agreement, in the event that the Indenture Trustee is no longer an Eligible Institution, the Servicer shall, with the assistance of the Indenture Trustee as necessary, cause the Accounts to be moved to an Eligible Institution.

     (b) To the extent permitted by applicable laws, rules and regulations, all amounts held in (i) the Collection Account, the Note Distribution Account, the Certificate Distribution Account, the Reserve Fund and the Yield Supplement Account shall be either invested by the Indenture Trustee in Eligible Investments selected in writing by the Servicer or maintained in cash and (ii) the Payahead Account shall be either invested by the Indenture Trustee in investments defined in clause (vii) of the definition of the term "Eligible Investments" selected in writing by the Servicer or maintained in cash. Earnings on investment of funds in the Accounts (other than the Yield Supplement Account and the Reserve Fund) (net of losses and investment expenses) shall be paid to the Servicer as part of the Supplemental Servicing Fee and any losses and investment expenses shall be charged against the funds on deposit in the related Account.

          (i) Except as otherwise provided in Section 4.01(b), the Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. The Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders or the Securityholders, as the case may be.

          (ii) Notwithstanding anything else contained herein, the Servicer agrees that each Account and the Certificate Distribution Account will be established only with an Eligible Institution which agrees substantially as follows: (A) it will comply with Entitlement Orders related to such account issued by the Indenture Trustee without further consent by the Servicer;
     (B) until termination of this Agreement, it will not enter into any other agreement related to such account pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Indenture Trustee; (C) all Account Property delivered or credited to it in connection with such account and all proceeds thereof will be promptly credited to such account;
     (D) it will treat all Account Property as Financial Assets; and (E) all Account Property will be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Eligible Institution maintaining the related Account in accordance with such Eligible Institution's customary procedures such that such Eligible Institution establishes a Security Entitlement in favor of the Indenture Trustee with respect thereto over which the Indenture Trustee (or such other Eligible Institution) has Control.

          (iii) The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

     SECTION 4.02. COLLECTIONS.

     (a) The Servicer shall remit daily to the Collection Account all payments received from or on behalf of the Obligors on or in respect of the Receivables (other than, in the case of Precomputed Receivables, payments constituting Payments Ahead) and all Net Liquidation Proceeds within two Business Days after receipt thereof.

     (b) Notwithstanding the provisions of Section 4.02(a), so long as AHFC is acting as the Servicer, and subject to the conditions set forth below, the Servicer may be permitted to make remittances of collections on a less frequent basis than that specified in Section 4.02(a) upon compliance with the specific terms and conditions set forth below in this Section and for so long as such terms and conditions are fulfilled. Accordingly, notwithstanding the provisions of Section 4.02(a), the Servicer will be permitted to retain such collections, without segregation from its other funds, until the Business Day before each Payment Date, at which time the Servicer shall remit such collections to the Collection Account in immediately available funds no later than 9:00 A.M., Los Angeles time, but only for so long as (i)(A) the Servicer shall be AHFC, (B) except as provided in clause (ii) below, the short-term credit rating of the Servicer is at least equal to the Required Servicer Rating by each Rating Agency and (C) no Servicer Default shall have occurred and be continuing, provided, however, that immediately following the non-compliance with clause (B) above or in the event that an event of the nature specified in Section 7.01(c) has occurred (notwithstanding any period of grace contained in such clause), the Servicer shall remit such collections to the Collection Account on a daily basis within two


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

Business Days of receipt thereof, or (ii)(A) if the conditions specified in clause (i)(A) and (C) above are satisfied, and (B) the Servicer shall have obtained (1) a Servicer Letter of Credit issued by a depository institution or insurance company, as the case may be, having a short-term credit rating at least equal to the Required Servicer Rating and providing that the Indenture Trustee may draw thereon in the event that the Servicer fails to deposit collections into the Collection Account on a monthly basis or (2) a surety bond, insurance policy or other deposit of cash or securities satisfactory to the Indenture Trustee and each Rating Agency; provided that in connection with clause (ii) above, the Servicer provides to the Indenture Trustee, from each Rating Agency for which the Servicer's then-current short-term credit rating is not at least equal to the Required Servicer Rating for such Rating Agency, a letter to the effect that the satisfaction of the conditions in clause (ii) above and allowing the Servicer to make monthly deposits will not result in a qualification, reduction or withdrawal of its then-current rating of any Class of Notes and, if applicable, an Officer's Certificate from the Servicer to the effect that the Servicer's then-current short-term credit rating is at least equal to the Required Servicer Rating from each other Rating Agency, if any; and, provided further, that if the Servicer shall have obtained a Servicer Letter of Credit in accordance with clause (ii) above, the Servicer shall be required to remit collections to the Collection Account on each Business Day to the extent that the aggregate amount of collections described in Section 4.02(a) and received during such Collection Period exceeds the Servicer Letter of Credit Amount. The Indenture Trustee shall not be deemed to have knowledge of any event or circumstance under clause (i)(C) above that would require daily remittance by the Servicer to the Collection Account unless a Trust Officer has received notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate, from Securityholders as provided in Section 7.01 or from the Letter of Credit Bank. For purposes of this Article the phrase "payments made on behalf of Obligors" shall mean payments made by Persons other than the Seller, the Servicer or the Letter of Credit Bank, if any.

     Any funds held by the Servicer which it determines are to be remitted (or any of its own funds which the Seller or the Servicer determines to pay to the Letter of Credit Bank) in respect of a failure previously to remit collections which failure resulted in a payment under the Servicer Letter of Credit, if any, shall not be remitted to the Collection Account, but shall instead be paid immediately and directly to the Letter of Credit Bank. Any such payment to the Letter of Credit Bank shall be accompanied by a copy of the Servicer's Certificate related to the previous failure to remit funds and an Officer's Certificate which includes a statement identifying, by reference to the items in such related Servicer's Certificate, each shortfall in Servicer remittances to which such payment relates. The Servicer will also provide the Indenture Trustee with copies of each such Servicer's Certificate and Officer's Certificate delivered with any such payment to the Letter of Credit Bank.

     (c) The Servicer shall deposit all Payments Ahead in the Payahead Account within two Business Days after receipt thereof, which Payments Ahead shall be transferred to the Collection Account pursuant to Section 4.06(a)(i). Notwithstanding the foregoing, so long as the Servicer is permitted to remit collections to the Collection Account on a monthly basis pursuant to Section 4.02(b), the Servicer will not be required to deposit Payments Ahead in the Payahead Account within two Business Days after receipt thereof but shall be entitled to retain such Payments Ahead, without segregation from its other funds, until such time as the Servicer shall be required to remit Applied Payments Ahead to the Collection Account pursuant to Section 4.06(a)(ii). Commencing with the first day of the first Collection Period that begins at least two


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

Business Days after the day on which the Servicer is no longer permitted to remit collections to the Collection Account on a monthly basis pursuant to
Section 4.02(b), and until such time as the Servicer is once again permitted by Section 4.02(b) to remit collections to the Collection Account on a monthly basis, all Payments Ahead then held by the Servicer shall be immediately deposited into the Payahead Account and all future Payments Ahead shall be remitted by the Servicer to the Payahead Account within two Business Days after receipt thereof.

     SECTION 4.03. APPLICATION OF COLLECTIONS. On each Payment Date, all collections for the related Collection Period shall be applied by the Servicer as follows:

     (a) With respect to each Receivable (other than an Administrative Receivable or a Warranty Receivable), payments made by or on behalf of the Obligor which are not Supplemental Servicing Fees shall be applied first to reimburse the Servicer for Outstanding Advances made with respect to such Receivable (each such payment, an "Overdue Payment"). Next, the amount of any payment in excess of Supplemental Servicing Fees and Outstanding Advances with respect to such Receivable shall be applied to the Scheduled Payment with respect to such Receivable. If the amount of such payment remaining after the applications described in the two preceding sentences (i) equals (together with any Deferred Prepayment) the unpaid principal balance of such Receivable, it shall be applied to prepay the principal balance of such Receivable, or (ii) is less than the unpaid principal balance of such Receivable, it shall constitute an Excess Payment with respect to such Receivable.

     (b) With respect to each Administrative Receivable and Warranty Receivable, payments made by or on behalf of the Obligor shall be applied in the same manner, except that any Released Administrative Amount or Released Warranty Amount shall be remitted to the Servicer or the Seller, as applicable. A Warranty Purchase Payment or an Administrative Purchase Payment shall be applied to reduce Outstanding Advances and such Warranty Purchase Payment or Administrative Purchase Payment, as applicable, shall be applied to the Scheduled Payment, in each case to the extent that the payments by the Obligor shall be insufficient, and then to prepay the unpaid principal balance of such Receivable in full.

     SECTION 4.04. ADVANCES.

     (a) As of close of business on the last day of a Collection Period, if the payments during such Collection Period by or on behalf of the Obligor on or in respect of a Receivable (other than an Administrative Receivable or a Warranty Receivable) after application under Section 4.03(a) shall be less than the Scheduled Payment, whether as a result of any extension granted to the Obligor or otherwise, then (i) in the case of a Precomputed Receivable, the Deferred Prepayment, if any, with respect to such Precomputed Receivable shall be applied by the Servicer to the extent of the shortfall, and such Deferred Prepayment shall be reduced accordingly and the Servicer shall advance to the Issuer an amount equal to such shortfall (each, a "Precomputed Advance") and (ii) in the case of a Simple Interest Receivable, the Servicer shall advance to the Issuer an amount equal to the product of the principal balance of such Receivable as of the first day of such Collection Period and one-twelfth of its APR minus the amount of interest actually received on such Receivable during such Collection Period (each, a "Simple Interest Advance"). If the calculation in clause (ii) above in respect of a Simple Interest Receivable results in a negative number, an amount equal to such negative amount shall be paid


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

to the Servicer in reimbursement of any Outstanding Advances in respect of Simple Interest Receivables. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the current Collection Period) shall, up to the amount of Outstanding Advances in respect of Simple Interest Receivables in respect thereof, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of such Outstanding Advances. No Advances will be made with respect to the Principal Balance of Simple Interest Receivables. Notwithstanding the foregoing, the Servicer shall not be required to make any Advance (other than a Simple Interest Advance in respect of an interest shortfall arising from the Prepayment of a Simple Interest Receivable) to the extent that the Servicer, in its sole discretion, shall determine that such Advance is unlikely to be recovered from subsequent payments made by or on behalf of the related Obligor, Liquidation Proceeds, by the Administrative Purchase Payment or by the Warranty Purchase Payment, in each case, with respect to such Receivable or otherwise. On each Deposit Date, the Servicer will deposit into the Collection Account an amount equal to all Advances to be made in respect of the related Collection Period.

     (b) The Servicer shall be entitled to reimbursement for Outstanding Advances, without interest, with respect to a Receivable from the following sources with respect to such Receivable: (i) subsequent payments made by or on behalf of the related Obligor, (ii) Liquidation Proceeds, (iii) the Administrative Purchase Payment and (iv) the Warranty Purchase Payment.

     (c) To the extent that during any Collection Period any funds described above in Section 4.04(b) with respect to a Receivable as to which the Servicer previously has made an unreimbursed Advance are received by the Issuer or the Servicer, and the Servicer determines that any Outstanding Advances with respect to such Receivable are unlikely to be recovered from payments made on or with respect to such Receivable (each, a "Nonrecoverable Advance"), then, on the related Payment Date, upon the Servicer providing the Issuer and the Trustees with an Officer's Certificate setting forth the basis for its determination of any such Nonrecoverable Advance, the Indenture Trustee shall promptly remit to the Servicer from the Collection Account, (i) from Available Interest an amount equal to the portion of such Nonrecoverable Advance allocable to interest and
(ii) from Available Principal an amount equal to the portion of such Nonrecoverable Advance allocable to principal, in each case without interest, in accordance with Section 4.06(c)(i). In lieu of causing the Indenture Trustee to remit any such amounts or the amounts described in clauses (i) through (iv) in
Section 4.04(b), the Servicer may deduct such amounts from deposits otherwise to be made into the Collection Account in accordance with Section 4.09.

     SECTION 4.05. ADDITIONAL DEPOSITS.

     (a) The following additional deposits shall be made to the Collection
Account: (i) the Seller shall remit the aggregate Warranty Purchase Payments with respect to Warranty Receivables pursuant to Section 2.05 or the amount required upon the optional purchase of all Receivables by the Seller pursuant to
Section 8.01 and (ii) the Servicer shall remit (A) any extension fee charged in connection with the extension of a Receivable pursuant to Section 3.02, (B) the amount required to be remitted in respect of certain full Prepayments pursuant to Section 3.03, (C) the aggregate Advances pursuant to Section 4.04(a), (D) the aggregate Administrative Purchase Payments with respect to Administrative Receivables pursuant to Section 3.08 and (E)


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

the amount required upon the optional purchase of all Receivables by the Servicer or any successor to the Servicer pursuant to Section 8.01.

     (b) All deposits required to be made in respect of a Collection Period pursuant to this Section by the Seller or the Servicer, as the case may be, may be made in the form of a single deposit and shall be made in immediately available funds, no later than 2:00 P.M., Los Angeles time, on the related Deposit Date. At the discretion of the Servicer, the relevant Trustee shall invest such amounts in Eligible Investments maturing not later than 3:00 P.M. [New York City] Time, on the related Payment Date.

     SECTION 4.06. DISTRIBUTIONS.

     (a) On each Payment Date, the Indenture Trustee shall cause to be made the following transfers and distributions in immediately available funds in the amounts set forth in the Servicer's Certificate for such Payment Date (except that if the Collection Account, Note Distribution Account, Certificate Distribution Account, Payahead Account and Reserve Fund are not all maintained by the Indenture Trustee, transfers to be made between such accounts as described in Sections 4.05, 4.06, 4.07 and 4.08 shall be made on the Business Day immediately preceding each Payment Date:

          (i) from the Payahead Account (or directly from the Servicer in the case of Payments Ahead held by the Servicer pursuant to Section 4.02(b) or
     (c)) to the Collection Account, the aggregate Applied Payments Ahead;

          (ii) if the Servicer is not permitted to hold Payments Ahead pursuant to Section 4.02(b) or (c), from the Collection Account to the Payahead Account, the aggregate Payments Ahead for the related Collection Period; and

          (iii) from the Yield Supplement Account to the Collection Account, an amount equal to the Yield Supplement Withdrawal Amount, if any, for such Payment Date.

     (b) On each Determination Date, the Servicer shall calculate all amounts required to be deposited in the Note Distribution Account and the Certificate Distribution Account and to make all distributions on the related Payment Date.

     (c) On each Payment Date, the Servicer shall instruct the Indenture Trustee in writing (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.10) to make the following deposits and distributions for receipt by the Servicer or deposit in the applicable account by 8:00 A.M., Los Angeles time, to the extent of the Available Amount, in the following order of priority:

          (i) to the Servicer, Nonrecoverable Advances;

          (ii) to the Servicer, the Total Servicing Fee (including any unpaid Total Servicing Fees from one or more prior Collection Periods);

          (iii) to the Indenture Trustee and the Owner Trustee, any accrued and unpaid Trust Fees and Expenses, in each case to the extent such fees and expenses have not been previously paid by the Servicer; and

          (iv) to the Note Distribution Account, the Note Interest Distributable Amount to be distributed to the holders of the Notes at their respective Interest Rates;

          (v) to the Note Distribution Account, the portion of the Principal Payment Amount payable to the Noteholders;

          (vi) to the Reserve Fund, from the Principal Payment Amount, the amount, if any, necessary to reinstate the balance in the Reserve Fund up to the Specified Reserve Fund Balance; and

          (vii) to the Certificate Distribution Account, the Certificate Interest Distributable Amount to be distributed to Certificateholders;

          (viii) to the Certificate Distribution Account, the portion of the Principal Payment Amount payable to Certificateholders; and

          (ix) to the Seller, any Available Amount remaining (after giving effect to the reduction in the Available Amount described in clauses (i) through (viii) above.

     (d) Notwithstanding the provisions of Section 4.06(c), after an Event of Default relating to (i) the payment of principal to any Holder of Notes or (ii) the payment of any interest on any Class of Notes that lasts for five or more days and results in the acceleration of any Class of Notes occurs, or upon the occurrence of an Insolvency Event relating to the Seller, on each Payment Date, the Relevant Trustee shall make the following payments and distributions from the Collection Account in the following order of priority and in the amounts set forth in the Servicer's Certificate for such Payment Date; PROVIDED, HOWEVER, that such payments and distributions shall be made only from Available Amounts deposited in the Collection Account for the related Collection Period:

          (i) to the Servicer, the Total Servicing Fee (including any unpaid Total Servicing Fees from one or more prior Collection Periods);

          (ii) on a pro rata basis (based on the amounts distributable pursuant to this clause to each such Class), to the Holders of the Notes, the Note Interest Distributable Amount;

          (iii) to the Holders of Notes, until the total amount paid to such Holders in respect of principal from the Closing Date is equal to the Initial Note Principal Balance; and

          (iv) any remaining amounts will be distributed to the Certificateholders.

     (e) Notwithstanding the provisions of Section 4.06(c), after any Event of Default not specified in Section 4.06(d) occurs that results in the acceleration of the Notes, on each Payment


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

Date, the Relevant Trustee shall make the following payments and distributions from the Collection Account in the following order of priority and in the amounts set forth in the Servicer's Certificate for such Payment Date; PROVIDED, HOWEVER, that such payments and distributions shall be made only from Available Amounts deposited in the Collection Account for the related Collection Period:

          (i) from Available Amounts:

                  (1) to the Servicer, the Total Servicing Fee (including any unpaid Total Servicing Fees from one or more prior Collection Periods);

                  (2) on a pro rata basis (based on the amounts distributable pursuant to this clause to each such Class), to the Holders of the Notes, the Note Interest Distributable Amount and any outstanding Note Interest Carryover Shortfall;

                  (3) to the Note Distribution Account, the Priority Principal Distribution Amount;

                  (4) to the Reserve Fund, the amount, if any, necessary to cause the balance of funds therein to equal the Specified Reserve Fund Balance; and

                  (5) any remaining amounts will be deposited into the Note Distribution Account.

          (ii) from the amounts deposited into the Note Distribution Account from the allocations of principal described in clause (i)(2) above, the Issuer will pay principal of the Notes in the following priority:

                  (1) to the Holders of Class A-1 Notes, until the total amount paid to such Holders in respect of principal from the Closing Date is equal to the Class A-1 Initial Principal Balance;

                  (2) to the Holders of Class A-2 Notes and Class A-3 Notes, on a pro rata basis (based on the Outstanding Amount of each such Class), until the total amount paid to such Holders in respect of principal from the Closing Date is equal to the Class A-2 Initial Principal Balance and the Class A-3 Initial Principal Balance, respectively; and

                  (3) to the Holders of the Class B Notes until the total amount paid to such Holders in respect of principal from the Closing Date is equal to the Class B Initial Principal Balance.

     (f) For purposes of determining whether an Event of Default pursuant to
Section 5.01(iv) of the Indenture has occurred, the amount of principal required to be paid to the Holders of any Class of Notes on any Payment Date is the amount available to be paid thereto pursuant to Sections 4.05(c), (d) and (e); provided however that (i) the Class A-1 Notes are required to be paid in full on or before the Class A-1 Final Scheduled Payment Date, meaning that Holders of Class A-1 Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A-1 Initial Principal Balance together with


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

all interest accrued thereon through such date; (ii) the Class A-2 Notes are required to be paid in full on or before the Class A-2 Final Scheduled Payment Date, meaning that Holders of Class A-2 Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A-2 Initial Principal Balance together with all interest accrued thereon through such date, (iii) the Class A-3 Notes are required to be paid in full on or before the Class A-3 Final Scheduled Payment Date, meaning that Holders of Class A-3 Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A-3 Initial Principal Balance together with all interest accrued thereon through such date; and (iv) the Class B Notes are required to be paid in full on or before the Class B Final Scheduled Payment Date, meaning that Holders of Class B Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class B Initial Principal Balance together with all interest accrued thereon through such date.

     (g) Except with respect to the final payment upon retirement of a Note or Certificate, the Servicer shall on each Payment Date instruct the Relevant Trustee to pay or distribute to each Securityholder of record on the related Record Date by check mailed to such Securityholder at the address of such Holder appearing in the Certificate Register or Note Register, as the case may be, (or, if DTC, its nominee or a Clearing Agency is the relevant Holder, by wire transfer of immediately available funds or pursuant to other arrangements), the amount to be paid or distributed to such Securityholder pursuant to such Holder's Note or Certificate. With respect to the final payment upon retirement of a Note or Certificate, the Servicer shall on the relevant final Payment Date instruct the Relevant Trustee to pay or distribute the amounts due thereon only upon delivery for cancellation of the certificate representing such Note or Certificate in accordance with the Indenture or the Trust Agreement, as the case may be.

     Notwithstanding that the Notes have been paid in full, the Indenture Trustee shall continue to maintain the Collection Account hereunder until the Pool Balance has been reduced to zero.

     SECTION 4.07. RESERVE FUND.

     (a) On the Closing Date, the Owner Trustee will deposit, on behalf of the Seller, the Reserve Fund Initial Deposit into the Reserve Fund from the net proceeds of the sale of the Notes. The Reserve Fund shall be the property of the Issuer subject to the rights of the Indenture Trustee in the Reserve Fund Property.

     (b) In the event that the Note Distributable Amount exceeds the sum of the amounts deposited into the Note Distribution Account pursuant to Sections 4.06(c)(iv) and (v) on each Payment Date, (or, if the Reserve Fund is not maintained by the Indenture Trustee, on the related Deposit Date), the Indenture Trustee shall cause an amount equal to the lesser of (A) the amount on deposit in the Reserve Fund and (B) such excess, and deposit such amount into the Note Distribution Account in immediately available funds in the amounts set forth in the Servicer's Certificate for such Payment Date; provided that such amount shall be applied first, to the payment of interest due on the Notes to the extent, if any, that the amount deposited pursuant to Section 4.06(c)(iv) is not sufficient to cover such payment of interest and, second, to the payment of principal of the Notes.


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

     (c) All interest and other income (net of losses and investment expenses) on funds on deposit in the Reserve Fund shall upon the written direction of the Servicer, be paid to the Seller to the extent that the funds therein exceed the Specified Reserve Fund Balance. Upon any distribution to the Seller of amounts in excess of the Specified Reserve Fund Balance, the Noteholders will not have any rights in, or claims to, such amounts.

     (d) Subject to the right of the Indenture Trustee to make withdrawals therefrom, as directed by the Servicer, for the purposes and in the amounts set forth in Section 4.06, the Reserve Fund and all funds held therein shall be the property of the Seller and not the property of the Issuer, the Owner Trustee or the Indenture Trustee. The Issuer, Owner Trustee, Seller and Indenture Trustee will treat the Reserve Fund, all funds therein and all net investment income with respect thereto as assets of the Seller for federal income tax and all other purposes.

     (e) The Seller will grant to the Indenture Trustee, for the benefit of the Noteholders, a security interest in all funds (including Eligible Investments) in the Reserve Fund (including the Reserve Fund Initial Deposit) and the proceeds thereof, and the Indenture Trustee shall have all of the rights of a secured party under the UCC with respect thereto; provided that all income from the investment of funds in the Reserve Fund and the right to receive such income are retained by the Seller and are not transferred, assigned or otherwise conveyed hereunder. If for any reason the Reserve Account is no longer an Eligible Account, the Indenture Trustee shall promptly cause the Reserve Fund to be moved to another institution or otherwise changed so that the Reserve Fund becomes an Eligible Account.

     Neither the Owner Trustee nor the Indenture Trustee shall enter into any subordination or intercreditor agreement with respect to the Reserve Fund.

     SECTION 4.08. YIELD SUPPLEMENT ACCOUNT. On the Closing Date, the Seller will deposit the Yield Supplement Account Deposit to the Yield Supplement Account from the net proceeds of sale of the Notes. The Yield Supplement Account shall be the property of the Issuer subject to the rights of the Indenture Trustee for the benefit of the Securityholders.

     SECTION 4.09. NET DEPOSITS. For so long as AHFC shall be the Servicer, the Seller, the Servicer and the Indenture Trustee may make any remittances pursuant to this Article net of amounts to be distributed by the applicable recipient to such remitting party. Nonetheless, each such party shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately.

     SECTION 4.10. STATEMENTS TO SECURITYHOLDERS.

     (a) On each Payment Date, the Servicer shall provide to the Owner Trustee to forward to each Certificateholder of record and to the Indenture Trustee to forward to each Noteholder of record a statement, based on the Servicer's Certificate furnished pursuant to Section 3.10, setting forth at least the following information as to the Securities, to the extent applicable:

          (i) the amount of such distribution allocable to principal, as allocated to each Class of Notes and to the Trust Certificates (stated separately for each Class of Notes and the Certificates);


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

          (ii) the amount of such distribution allocable to interest, as allocated to each Class of Notes and to the Trust Certificates (stated separately for each Class of Notes and the Certificates);

          (iii) the Yield Supplement Amount, the Yield Supplement Withdrawal Amount and the amount on deposit in the Yield Supplement Account after giving effect to the distributions made on such Payment Date;

          (iv) the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

          (v) the Total Servicing Fee paid to the Servicer with respect to the related Collection Period;

          (vi) the amount of non-recoverable Advances;

          (vii) total Payments Ahead and the Applied Payments Ahead;

          (viii) the amount of Trust Fees and Expenses;

          (ix) the amount of any Note Interest Carryover Shortfall and Note Principal Carryover Shortfall on such Payment Date and the change in such amounts from those with respect to the immediately preceding Payment Date;

          (x) the Note Pool Factor for each Class of Notes and the Certificate Pool Factor, in each case as of such Payment Date;

          (xi) the balance on deposit in the Reserve Fund on such Payment Date, after giving effect to distributions made on the Payment Date, if any, and the change in such balance from the immediately preceding Payment Date;

          (xii) the amount available under the Servicer Letter of Credit, if any, and such amount as a percentage of the Pool Balance as of the last day of such Collection Period; and

          (xiii) the amount of any payments made by third party credit enhancement providers.

     Each amount set forth on the Payment Date statement under clauses (i), (ii)
(iv) and (x) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note or the Original Certificate Balance of a Trust Certificate, as the case may be.

     (b) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Issuer, but not later than the latest date permitted by law, the related Trustee shall mail to each Person who at any time during such calendar year shall have been a Securityholder, a statement, prepared by the Servicer, containing the sum of the amounts set forth in clauses (i), (ii), (iv) and (x) above for such calendar year or, in the event


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

such Person shall have been a Securityholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Securityholder's preparation of federal income tax returns. In addition, the Servicer shall furnish to the Trustees for distribution to such Person at such time any other information necessary under applicable law for the preparation of such income tax returns.

                                  ARTICLE FIVE

                                   THE SELLER

     SECTION 5.01. REPRESENTATIONS OF SELLER. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

     (a) ORGANIZATION AND GOOD STANDING. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority and legal right to acquire, own and sell the Receivables.

     (b) DUE QUALIFICATION. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

     (c) POWER AND AUTHORITY. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms, the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer and has duly authorized such sale and assignment by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

     (d) VALID SALE; BINDING OBLIGATION. This Agreement evidences a valid sale, transfer and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller, and constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

     (e) NO VIOLATION. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement does not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Seller, or conflict with or violate any of the


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

material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties, which breach, default, conflict, lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Seller.

     (f) NO PROCEEDINGS. There are no proceedings or investigations pending, or to the Seller's knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement or any other Basic Document, (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by the Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Basic Documents or the Securities or (iv) relating to the Seller and which might adversely affect the federal income tax attributes of the Securities.

     SECTION 5.02. LIABILITY OF SELLER; INDEMNITIES. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement, such obligations shall include the following:

     (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Trustees and the Servicer and any of the officers, directors, employees and agents of the Issuer, the Trustees and the Servicer from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the other Basic Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Securities, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Securities) and costs and expenses in defending against the same.

     (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Trustees and the Securityholders and any of the officers, directors, employees and agents of the Issuer and the Trustees from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of federal or state securities laws in connection with the offering and sale of the Securities.

     (c) The Seller shall indemnify, defend and hold harmless the Trustees and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and contained in the Trust Agreement, in the case of


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

the Owner Trustee, and contained in the Indenture, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability: (i) in the case of the Owner Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement, or (ii) in the case of the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Indenture Trustee.

     (d) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

     Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee, as the case may be, and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

     SECTION 5.03. MERGER, CONSOLIDATION OR ASSUMPTION OF THE OBLIGATIONS OF SELLER; CERTAIN LIMITATIONS.

     (a) Any corporation (i) into which the Seller may be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Seller shall be a party or (iii) which may succeed to all or substantially all of the business of the Seller, which corporation in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, except that if the Seller in any of the foregoing cases is not the surviving entity, then the surviving entity shall execute an agreement of assumption to perform every obligation of the Seller hereunder. The Seller shall provide notice of any merger, consolidation or succession pursuant to this Section to each Rating Agency and shall receive from each Rating Agency a letter to the effect that such merger, consolidation or succession will not result in a qualification, downgrading or withdrawal of its then-current rating of any Class of Notes.

     (b) (i) Subject to paragraph (ii) below, the purpose of the Seller shall be to engage in any lawful activity for which a corporation may be organized under the general corporation law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

          (ii) Notwithstanding paragraph (b)(i) above, the purpose of the Seller shall be limited to the following purposes, and activities incident to and necessary or convenient to accomplish the following purposes: (A) to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with, retail installment contracts or wholesale loans secured by, new and used Honda and Acura motor vehicles (the "Motor Vehicle Receivables"); (B) to authorize, issue, sell and deliver one or more series of obligations, consisting of one or more classes of certificates and/or notes or other


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     evidence of indebtedness (the "Offered Securities") that are collateralized by or evidence an interest in Motor Vehicle Receivables; and (C) to negotiate, authorize, execute, deliver and assume the obligations or any agreement relating to the activities set forth in clauses (A) and (B) above, including but not limited to any pooling and servicing agreement, sale and servicing agreement, indenture, reimbursement agreement, credit support agreement, receivables purchase agreement or underwriting agreement and to engage in any lawful activity which is incidental to the activities contemplated by any such agreement. So long as any outstanding debt of the Seller or Offered Securities are rated by any nationally recognized statistical rating organization, the Seller shall not issue notes or otherwise borrow money unless (1) the Seller has made a written request to the related nationally recognized statistical rating organization to issue notes or incur borrowings, which notes or borrowings are rated by the related nationally recognized statistical rating organization the same as or higher than the rating afforded any outstanding rated debt or Offered Securities, or (2) such notes or borrowings (X) are fully subordinated (and which shall provide for payment only after payment in respect of all outstanding rated debt and/or Offered Securities) or are nonrecourse against any assets of the Seller other than the assets pledged to secure such notes or borrowings, (Y) do not constitute a claim against the Seller in the event such assets are insufficient to pay such notes or borrowings and (Z) where such notes or borrowings are secured by the rated debt or Offered Securities, are fully subordinated (and which shall provide for payment only after payment in respect of all outstanding rated debt and/or Offered Securities) to such rated debt or Offered Securities.

     (c) Notwithstanding any other provision of this Section and any provision of law, the Seller shall not do any of the following:

          (i) engage in any business or activity other than as set forth in clause (b) above;

          (ii) without the affirmative vote of a majority of the members of the Board of Directors of the Seller (which must include the affirmative vote of all duly appointed Independent Directors, as required by the articles of incorporation and bylaws of the Seller), (A) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the corporation or a substantial part of its property, (E) make a general assignment for the benefit of creditors, (F) admit in writing its inability to pay its debts generally as they become due or (G) take any corporate action in furtherance of the actions set forth in clauses (A) through (F) above; provided, however, that no director may be required by any shareholder of the Seller to consent to the institution of bankruptcy or insolvency proceedings against the Seller so long as it is solvent; or

          (iii) merge or consolidate with any other corporation, company or entity or sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity (except for

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

     the acquisition of Motor Vehicle Receivables of AHFC and the sale of Motor Vehicle Receivables to one or more trusts in accordance with the terms of clause (b)(ii) above, which shall not be otherwise restricted by this Section).

     SECTION 5.04. LIMITATION ON LIABILITY OF SELLER AND OTHERS. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

     SECTION 5.05. SELLER MAY OWN TRUST CERTIFICATES OR NOTES. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Securities with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any other Basic Document.

                                  ARTICLE SIX

                                  THE SERVICER

     SECTION 6.01. REPRESENTATIONS OF SERVICER. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture:

     (a) ORGANIZATION AND GOOD STANDING. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian on behalf of the Issuer.

     (b) DUE QUALIFICATION. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications.

     (c) POWER AND AUTHORITY. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Servicer by all necessary corporate action.

     (d) BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or in law.

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     (e) NO VIOLATION. The execution, delivery and performance by the Servicer of this Agreement and the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties, which breach, default, conflict, lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Servicer.

     (f) NO PROCEEDINGS. There are no proceedings or investigations pending, or to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement or any other Basic Document, (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by the Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Basic Documents or the Securities or (iv) relating to the Servicer and which might adversely affect the federal income tax attributes of the Securities.

     SECTION 6.02. INDEMNITIES OF SERVICER.

     (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement. In this regard, the Servicer shall indemnify, defend and hold harmless the Issuer, the Trustees, the Securityholders and the Seller and any of the officers, directors, employees and agents of the Issuer, the Trustees and the Seller from and against any and all costs, expenses, losses, damages, claims and liabilities (i) arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle, and (ii) to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

     For purposes of this Section, in the event of the termination of the rights and obligations of AHFC (or any successor thereto pursuant to Section 6.03) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a Successor Servicer (other than the Indenture Trustee) pursuant to Section 7.02.

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     (b) Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee, as the case may be, or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

     (c) Promptly after receipt by a party indemnified under this Section 6.02 (an "Indemnified Party") of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the party providing indemnification under this Section 6.02 (an "Indemnifying Party"), notify such Indemnifying Party of the commencement thereof. In case any such action is brought against any Indemnified Party under this Section 6.02 and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may, unless there is, as evidenced by an opinion of counsel to the Indemnified Party stating that there is an unwaivable conflict of interest, be counsel to the Indemnifying Party), and the Indemnifying Party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. The obligations set forth in this Section 6.02 shall survive the termination of this Agreement or the resignation or removal of the Servicer, the Owner Trustee or the Indenture Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

     SECTION 6.03. MERGER, CONSOLIDATION OR ASSUMPTION OF THE OBLIGATIONS OF SERVICER. Any entity (i) into which the Servicer may be merged or consolidated,
(ii) which may result from any merger, conversion or consolidation to which the Servicer shall be a party or (iii) which may succeed to all or substantially all of the business of the Servicer, which corporation in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section to the Trustees and each Rating Agency.

     SECTION 6.04. LIMITATION ON LIABILITY OF SERVICER AND OTHERS. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuer or any Securityholder, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. Except as otherwise provided in this Agreement, the Servicer shall not be under any obligation to

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

appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture. The legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuer.

     SECTION 6.05. AHFC NOT TO RESIGN AS SERVICER. Subject to the provisions of
Section 6.03, AHFC shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of AHFC shall be communicated to the Trustees at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustees concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have (i) assumed the responsibilities and obligations of AHFC in accordance with Section 7.02 and (ii) become the Administrator pursuant to Section 8 of the Administration Agreement.

                                 ARTICLE SEVEN

                                SERVICER DEFAULTS

     SECTION 7.01. SERVICER DEFAULTS. If any one of the following events (each, a "Servicer Default") shall occur and be continuing:

     (a) any failure by the Servicer (or the Seller, so long as AHFC is the Servicer) to deliver to the related Trustee for deposit in any of the Accounts or the Certificate Distribution Account any required payment or to direct the relevant Trustee to make any required distributions therefrom, which failure continues unremedied for a period of three Business Days after discovery of such failure by an officer of the Servicer or written notice of such failure is (i) received by the Servicer (or the Seller so long as AHFC is the Servicer) from the related Trustee or (ii) provided to the Seller or the Servicer, as the case may be, and to the applicable Trustees by the Holders of Notes or Trust Certificates, as the case may be, evidencing not less than 25% of the Outstanding Amount of the Class A Notes, acting as a single Class or if the Class A Notes are no longer Outstanding, the Class B Notes, or if the Class B Notes are no longer Outstanding, Holders of Trust Certificates evidencing not less than 25% of the Certificate Balance, in each case excluding for the purpose of calculating the Outstanding Amount or the Certificate Balance any Securities held of record or beneficially owned by AHFC, AHRC or any of their Affiliates (provided that such event will not be a Servicer Default if (A) such failure or delay is caused by an event of force majeure, (B) does not continue for more than 10 Business Days, (C) during such period the Servicer uses all commercially reasonable efforts to perform its obligations under this Agreement and (D) the Servicer provides to the Owner Trustee, Indenture Trustee, Seller

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

and Securityholders prompt notice of such failure or delay that includes a description of the Servicer's efforts to remedy such failure or delay);

     (b) failure by the Servicer (or the Seller so long as the Servicer is AHFC) duly to observe or to perform in any material respect any other covenants or agreements of the Servicer (or the Seller, so long as the Servicer is AHFC) set forth in this Agreement, which failure shall (i) materially and adversely affect the rights of Certificateholders or Noteholders and (ii) continue unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer or the Seller (as the case may be) by the related Trustee or (B) to the Servicer or the Seller (as the case may be), and to the applicable Trustees by the Holders of Notes or Trust Certificates, as the case may be, evidencing not less than 25% of the Outstanding Amount of the Class A Notes, acting together as a single Class, or if the Class A Notes are no longer Outstanding, the Class B Notes, or if the Class B Notes are no longer Outstanding, Holders of Trust Certificates evidencing not less than 25% of the Certificate Balance, in each case excluding for the purpose of calculating the Outstanding Amount or the Certificate Balance any Securities held of record or beneficially owned by AHFC, AHRC or any of their Affiliates; or

     (c) the occurrence of an Insolvency Event with respect to the Seller or the Servicer.

At any time when a Servicer Default has occurred and is continuing, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Holders of Notes or Trust Certificates, as the case may be, evidencing not less than 51% of the Outstanding Amount of the Class A Notes acting as a single Class (or if the Class A Notes are no longer outstanding, the Class B Notes, or if the Class B Notes are no longer Outstanding, Holders of Trust Certificates evidencing not less than 51% of the Certificate Balance), in each case excluding for the purpose of calculating the Outstanding Amount or the Certificate Balance any Securities held of record or beneficially owned by AHFC, AHRC or any of their Affiliates, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 6.02 hereof and the rights set forth in Section 6.04 hereof) of the Servicer under this Agreement. By the same required vote, the Noteholders specified in the prior sentence may waive any such Servicer Default (other than a default in the making any required deposits or payments from or to the Collection Account, Reserve Fund or Payahead Account) for a specified period or permanently. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto. The predecessor Servicer shall cooperate with the Successor Servicer and the Trustees in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or have been deposited by the predecessor Servicer, in the Accounts or the Certificate Distribution Account or thereafter received with respect to the Receivables and all Payments Ahead that shall at that time by held by the predecessor Servicer. All reasonable costs and expenses (including servicer conversion costs and attorneys' fees) incurred in connection with transferring the Receivable Files to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor

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Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Indenture Trustee shall give notice thereof to each Rating Agency.

     SECTION 7.02. APPOINTMENT OF SUCCESSOR SERVICER.

     (a) Upon the Servicer's receipt of notice of termination pursuant to
Section 7.01 or the Servicer's resignation pursuant to Section 6.05, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (i) the date 45 days from the delivery to the applicable Trustees of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Indenture Trustee shall appoint a Successor Servicer, and the Successor Servicer shall accept its appointment (including its appointment as Administrator under the Administration Agreement as set forth in Section 7.02(b)) by a written assumption in form acceptable to the Trustees. In the event that a Successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer and the Indenture Trustee shall be entitled to receive the Total Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of motor vehicle receivables, as the successor to the Servicer under this Agreement.

     (b) Upon appointment, the Successor Servicer (including the Indenture Trustee acting as Successor Servicer) shall (i) be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Total Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement and (ii) become the Administrator pursuant to Section 8 of the Administration Agreement.

     (c) On or after the receipt by the Servicer of written notice of termination pursuant to Section 7.01, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Trust Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such Successor Servicer as may be appointed under this Section 7.02 and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the Successor Servicer and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by

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

the predecessor Servicer for deposit, or have been deposited by the predecessor Servicer, in the Collection Account or Payahead Account or thereafter received with respect to the Receivables and all Payments Ahead that shall at that time be held by the predecessor Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. In the event that the Indenture Trustee succeeds to the rights and obligations of the Servicer hereunder, and a subsequent transfer of such rights and obligations is effected pursuant to Section 7.01 or this Section
7.02 hereof, the original Servicer hereunder shall reimburse the Indenture Trustee for all reasonable costs and expenses as described in the immediately preceding sentence. Upon receipt of notice of the occurrence of a Servicer Default, the Owner Trustee shall give notice thereof to the Rating Agencies.

     SECTION 7.03. NOTIFICATION OF SERVICER TERMINATION. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article, the Owner Trustee shall give prompt written notice thereof to Certificateholders, and the Indenture Trustee shall give prompt written notice thereof to Noteholders and each Rating Agency.

     SECTION 7.04. REPAYMENT OF ADVANCES. If a Successor Servicer replaces the Servicer, the predecessor Servicer shall be entitled to receive reimbursement for all outstanding Advances made by the predecessor Servicer.

                                 ARTICLE EIGHT

                                   TERMINATION

     SECTION 8.01. OPTIONAL PURCHASE OF ALL RECEIVABLES.

     (a) On the Payment Date following the last day of any Collection Period as of which the Pool Balance is 10% or less of the Original Pool Balance, the Servicer or any successor to the Servicer shall have the option to purchase the Owner Trust Estate, other than the Accounts and the Certificate Distribution Account. Notwithstanding the foregoing, the Servicer or any successor to the Servicer, as the case may be, may not effect any such purchase if the long-term unsecured debt obligations of the related entity are rated less than Baa3 by Moody's or BBB- by Standard & Poor's unless the Owner Trustee and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such purchase would not constitute a fraudulent conveyance or the Rating Agency is otherwise satisfied as evidenced by written notice from the Rating Agency to the Indenture Trustee. To exercise such option, on the related Deposit Date the Servicer shall deposit pursuant to Section 4.05(a) in the Collection Account an amount equal to the aggregate Administrative Purchase Payments for the Receivables (including Defaulted Receivables), plus the appraised value of any such other property held by the Issuer other than the Accounts and the Certificate Distribution Account, such value to be determined by an appraiser mutually agreed upon by the Servicer and the Trustees, and shall succeed to all interests in and to the Issuer. Notwithstanding the foregoing, the Servicer or any successor to the Servicer shall not be permitted to exercise such option if the amount to be distributed to Securityholders on the related Payment Date would be less than the Note Distributable Amount

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

and Certificate Distributable Amount. In the event that the Servicer, or any successor to the Servicer, elect to purchase the Receivables pursuant to this Section, the party first notifying the Indenture Trustee (based on the Indenture Trustee's receipt of such notice) shall be permitted to purchase the Receivables.

     (b) As described in Article Nine of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

     (c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

     (d) Upon the repurchase of any Receivable by the Seller or the Servicer, pursuant to any provision hereof (including Sections 2.05, 3.08 and 8.01(a)), the Owner Trustee on behalf of the Issuer and the Certificateholders, and the Indenture Trustee on behalf of the Noteholders, shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Seller, all right, title and interest of the Owner Trustee on behalf of the Issuer in, to and under such repurchased Receivable, all monies due or to become due with respect thereto and all proceeds thereof and the other property conveyed to the Issuer hereunder pursuant to Section 2.01 with respect to such Receivable, and all security and any documents relating thereto, such assignment being an assignment outright and not for security; and the Seller or the Servicer, as applicable, shall thereupon own each such Receivable, and all such related security and documents, free of any further obligation to the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee or the Noteholders with respect thereto. The Owner Trustee and Indenture Trustee shall execute such documents and instruments of transfer and assignment and take such other actions as shall be reasonably requested by the Seller or the Servicer, as the case may be, to effect the conveyance of such Receivable pursuant to this Section. If in any enforcement suit or legal proceeding it is held that the Seller or Servicer may not enforce a repurchased Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Owner Trustee on behalf of the Issuer and the Certificateholders, and the Indenture Trustee on behalf of the Noteholders shall, at the written direction and expense of the Seller or Servicer, as the case may be, take such reasonable steps as the Seller or Servicer deems necessary to enforce the Receivable, including bringing suit in the name or names of the Issuer, Certificateholders or Noteholders.

     SECTION 8.02. TERMINATION OF OBLIGATIONS.

     (a) The respective obligations of the Seller and the Servicer (so long as the Servicer has rights or obligations hereunder), the Owner Trustee, and the Indenture Trustee, as the case may be, pursuant to this Agreement shall terminate upon the earliest of (i) the maturity or other liquidation of the last Receivable and the final disposition of all amounts received upon liquidation of any remaining Receivables, or (ii) the election by the Servicer to purchase the corpus of the Issuer as described in Section 8.01 and the payment or distribution to Securityholders of all amounts required to be paid to them under the Indenture or the Trust Agreement, as the case may be.

     (b) Notice of any such termination under this Section 8.02 shall be given by the Indenture Trustee or the Owner Trustee to each Securityholder of record as specified in the Indenture or the Trust Agreement, as appropriate.

                                  ARTICLE NINE

                                  MISCELLANEOUS

     SECTION 9.01. AMENDMENT.

     (a) This Agreement may be amended by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, but without the consent of any Securityholders, (i) to cure any ambiguity, to correct or supplement any provision in this Agreement which may be inconsistent with any other provision of this Agreement, to add, change or eliminate any other provision of this Agreement with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement, (ii) to change the formula for determining the Specified Reserve Fund Balance or the manner in which the Reserve Fund is funded or to amend or modify any provisions of this Agreement relating to the remittance schedule with respect to collections deposited into the Collection Account or the Payahead Account pursuant to
Section 4.02, (iii) to change the definition of Eligible Investment, or (iv) to amend or modify any provisions in this Agreement relating to the Servicer Letter of Credit, if any, or the acquisition thereof and including replacing the Servicer Letter of Credit with a surety bond, insurance policy or deposit of cash or securities satisfactory to the Indenture Trustee and each Rating Agency; provided, however, that any such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Securityholder and provided, further, that in connection with any amendment pursuant to clause (ii), (iii) or (iv) above, the Servicer shall deliver to the Trustees a letter from each Rating Agency to the effect that such amendment will not cause its then-current rating on the Rated Securities to be qualified, reduced or withdrawn.

     (b) This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, and (A) if the interests of Indenture Trustee or the Noteholders are affected, the Holders of Notes evidencing not less than 51% of the Outstanding Amount of the Class A Notes (or if the Class A Notes are no longer outstanding, the Class B Notes), in each case excluding for the purpose of calculating the Outstanding Amount any Notes held of record or beneficially owned by AHFC, AHRC or any of their Affiliates, and/or (B) if the interests of the Issuer, Owner Trustee or Certificateholders are affected, the Holders of Trust Certificates evidencing not less than 51% of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment shall (i) except as otherwise provided in Section 9.01(a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Securityholders or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Percentage Interests, the Holders of which are required to consent to any such amendment, without the consent of each Class of Notes or Trust Certificates, as the case may be, affected thereby.

     (c) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each Rating Agency. It shall not be necessary for the consent of Securityholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of Certificateholders of the execution thereof shall be subject to such reasonable requirements as the Owner Trustee may require.

     (d) Prior to the execution of any amendment to this Agreement, the Trustees shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 9.02(i)(1). The Trustees may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

     SECTION 9.02. PROTECTION OF TITLE TO TRUST.

     (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Trustees file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with Section 9.02(a) seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Trustees at least 30 days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

     (c) Each of the Seller and the Servicer shall give the Trustees at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States.

     (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Accounts and any Payments Ahead held by the Servicer in respect of such Receivable.

     (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's and the Indenture Trustee's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

     (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

     (g) The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

     (h) Upon request, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Owner Trust Estate, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Issuer.

     (i) The Servicer shall deliver to the Trustees:

          (i) promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustees in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

          (ii) within 90 days after the beginning of each fiscal year beginning with the first fiscal year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustees in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or
     (B) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

     SECTION 9.03. NOTICES. All demands, notices, communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of the Seller, to American Honda Receivables Corp., 700 Van Ness Avenue, Torrance, California 90501, (ii) in the case of the Servicer, to American Honda Finance Corporation, 700 Van Ness Avenue, Building 300, Torrance, California 90501, Attention: President, (iii) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office (as such term is defined in the Trust Agreement), (iv) in the case of the Indenture Trustee, at the Corporate Trust Office (as such term is herein defined), (v) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007 and (vi) in the case of Standard & Poor's, to Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., 25 Broadway (15th Floor), New York, New York 10004, Attention:
Asset Backed Surveillance Department or (vii) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     SECTION 9.04. ASSIGNMENT.

     (a) Notwithstanding anything to the contrary contained herein, except as provided in the remainder of this Section, as provided in Sections 5.03, 6.03 and 6.05, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and Holders (as such term is defined in the Trust Agreement) of Trust Certificates evidencing not less than a majority of the Percentage Interests. And as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer.

     (b) The Seller hereby acknowledges and consents to the mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and the related property acquired hereunder and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

     SECTION 9.05. LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 9.06. SEVERABILITY. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

     SECTION 9.07. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 9.08. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 9.09. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of California, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 9.10. NONPETITION COVENANTS.

     (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

     (b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

     SECTION 9.11. LIMITATION OF LIABILITY OF OWNER TRUSTEE AND INDENTURE
TRUSTEE.

     (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by [_______________________] not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall [________________________] in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner

Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement.

     (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by [____________________], not in its individual capacity but solely as Indenture Trustee and in no event shall [___________________] have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

     IN WITNESS WHEREOF, the parties hereto have caused this Sale and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                             HONDA AUTO RECEIVABLES [_____] OWNER TRUST

                             By:      [____________________], not in its
                                      individual capacity but solely as Owner
                                      Trustee on behalf of the Trust

                             By:      _________________________________________
                                      Name:
                                      Title:

                             AMERICAN HONDA RECEIVABLES CORP.,
                             as Seller

                             By:      _________________________________________
                                      Name:
                                      Title:

                             AMERICAN HONDA FINANCE CORPORATION, as Servicer

                             By:      _________________________________________
                                      Name:
                                      Title:

Acknowledged and accepted as of the day
and year first above written:

[____________________], not in its
individual capacity but solely as Indenture
Trustee

By:      _________________________________________
         Name:
         Title:

                                   SCHEDULE A

                            SCHEDULE OF RECEIVABLES

        Delivered to the Owner Trustee and Indenture Trustee at Closing.

                                   SCHEDULE B

                          LOCATION OF RECEIVABLE FILES

American Honda Finance Corporation
6261 Katella Avenue, Suite 1A
Cypress, California  90630

American Honda Finance Corporation
1355 Northmeadow Parkway North, Suite 100
Roswell, Georgia  30076

American Honda Finance Corporation
8505 Freeport Parkway, North Suite 600
Irving, Texas  75063

American Honda Finance Corporation
470 Granby Road, Suite 2
S. Hadley, Massachusetts  01075

American Honda Finance Corporation
601 Campus Drive, Suite C-7
Arlington Heights, Illinois  60004

American Honda Finance Corporation
2420 Camino Ramon, Suite 350
San Ramon, California  94583

American Honda Finance Corporation
8514 McAlpine Park Drive, Suite 100
Charlotte, North Carolina  28211

American Honda Finance Corporation
200 Continental Drive, Suite 301
Newark, Delaware  19713

American Honda Finance Corporation
700 Van Ness Avenue, Building 300
Torrance, California  90501

                                   EXHIBIT A

               FORM OF DISTRIBUTION STATEMENT TO SECURITYHOLDERS

Honda Auto Receivables [_____] Owner Trust

NOTE PRINCIPAL DISTRIBUTABLE AMOUNT
Note Monthly Principal Distributable Amount                                        $_____________
Note Principal Carryover Shortfall
         change from immediately preceding Payment Date                            $_____________

Total                                                                              $_____________

NOTE INTEREST DISTRIBUTABLE AMOUNT

Note Monthly Interest Distributable Amount                                         $_____________
         Class A-1 Notes:           ($   per $1,000 original principal amount)
         Class A-2 Notes:           ($   per $1,000 original principal amount)
         Class A-3 Notes:           ($   per $1,000 original principal amount)
         Class B Notes:             ($   per $1,000 original principal amount)

NOTE PRINCIPAL CARRYOVER SHORTFALL
         change from immediately preceding Payment Date                            $_____________
Total                                                                              $_____________

NOTE INTEREST CARRYOVER SHORTFALL                                                  $_____________
change from immediately preceding Payment Date                                     $_____________
Total                                                                              $_____________

AVAILABLE AMOUNT
         Available Interest                                                        $_____________
         Available Principal                                                       $_____________

CERTIFICATE INTEREST DISTRIBUTABLE AMOUNT                                          $_____________

CERTIFICATE PRINCIPAL DISTRIBUTABLE AMOUNT                                         $_____________

POOL BALANCE                                                                       $_____________

NOTE POOL FACTOR                                                                   $_____________
         Class A-1 Notes                                                           $_____________
         Class A-2 Notes                                                           $_____________
         Class A-3 Notes                                                           $_____________
         Class B Notes                                                             $_____________

                                       A-1


TRUST CERTIFICATE POOL FACTOR                                                      $_____________

RESERVE FUND BALANCE                                                               $_____________
         change from immediately preceding Payment Date                            $_____________
Total                                                                              $_____________

PAYMENTS AHEAD                                                                     $_____________

APPLIED PAYMENTS AHEAD                                                             $_____________

TOTAL SERVICING FEE                                                                $_____________

AMOUNT OF NOTEHOLDERS DISTRIBUTION ALLOCABLE TO
PRINCIPAL                                                                          $_____________
         Class A-1 Notes:           ($   per $1,000 original principal amount)
         Class A-2 Notes:           ($   per $1,000 original principal amount)
         Class A-3 Notes:           ($   per $1,000 original principal amount)
         Class B Notes:             ($   per $1,000 original principal amount)

AMOUNT OF NOTEHOLDERS DISTRIBUTION ALLOCABLE TO INTEREST                           $_____________

         Class A-1 Notes:           ($   per $1,000 original principal amount)
         Class A-2 Notes:           ($   per $1,000 original principal amount)
         Class A-3 Notes:           ($   per $1,000 original principal amount)
         Class B Notes:             ($   per $1,000 original principal amount)

AMOUNT OF CERTIFICATEHOLDERS DISTRIBUTION ALLOCABLE TO INTEREST                    $_____________

AMOUNT OF CERTIFICATEHOLDERS DISTRIBUTION ALLOCABLE TO PRINCIPAL                   $_____________

NONRECOVERABLE ADVANCES                                                            $_____________

YIELD SUPPLEMENT WITHDRAWAL AMOUNT                                                 $_____________

YIELD SUPPLEMENT AMOUNT                                                            $_____________

AMOUNT ON DEPOSIT IN YIELD SUPPLEMENT ACCOUNT                                      $_____________

TRUST FEES AND EXPENSES                                                            $_____________

PRINCIPAL PAYMENT AMOUNT                                                           $_____________

                                    EXHIBIT B

                         FORM OF SERVICER'S CERTIFICATE













                                       B-1